Florida Power Corporation
                         Medium-Term Notes Due From
                  9 Months to 30 Years from Date of Issue

                                  FORM OF
                            AMENDED AND RESTATED
                           DISTRIBUTION AGREEMENT


                               April __, 1996


[Name and address of Agents]


Ladies and Gentlemen:

         This Agreement is entered into for the purpose of amending and restating that certain Distribution Agreement dated August 27, 1992 (the "Original Agreement") between Florida Power Corporation, a Florida corporation (the "Company") and the agents named therein. The Company hereby confirms its agreement with each of you (individually an "Agent" and collectively the "Agents") with respect to the issue and sale by the Company of its Medium-Term Notes described herein, which shall be substantially in the form of Exhibit A hereto (if a fixed-rate note) or Exhibit B (if a floating-rate note), or such other form as the Company and the Agents shall determine (the "Notes"). The Notes are to be issued pursuant to an indenture (the "Indenture") dated as of August 15, 1992 between the Company and The First National Bank of Chicago, successor trustee (the "Trustee"). As of the date hereof, the Company has authorized the issuance and sale of up to U.S. $330,700,000 aggregate principal amount (or its equivalent, based upon the applicable exchange rate at the time of issuance, in such foreign currencies or units of two or more currencies as the Company shall designate at the time of issuance) of Notes through or to the Agents, $30,700,000 of which Notes were previously issued pursuant to the Original Agreement and $300,000,000 of which Notes remain to be issued pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold through or to the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

         This Agreement provides both for (1) the sale of Notes by the Company directly to purchasers, in which case each of the Agents will act as an agent of the Company in soliciting Note purchases (herein referred to as "Agency Transactions"), and (2) for the sale of Notes to an Agent as principal for resale to purchasers as may from time to time be agreed to by the Company and such Agent (herein referred to as "Principal Transactions"). In addition, this Agreement permits the Company to sell Notes directly to investors on its own behalf in transactions in which none of the Agents has acted as an agent of the Company in soliciting such purchases.

         The Company has filed with the Securities and Exchange Commission (the "SEC") two registration statements on Form S-3 (No. 33-50908 and No. 333- ) for the registration of the Notes under the Securities Act of 1933 (the "1933 Act") and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"). Such registration statements have been declared effective by the SEC and the Indenture has been qualified under the Trust Indenture Act of 1939 (the "1939 Act"). Such registration statements (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit) and the prospectuses constituting a part thereof, and any prospectus supplements relating to the Notes, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934 (the "1934 Act") or the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to any Agent by the Company for use in connection with the offering of the Notes which is not required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to such Agent for such use.

         SECTION 1. Appointment as Agent.

         (a) Appointment of Agents. Subject to the terms and conditions stated herein, the Company hereby appoints each Agent as the agent of the Company for the purpose of soliciting purchases of the Notes from the Company by others and agrees that, except as otherwise contemplated herein, whenever the Company determines to sell Notes directly to an Agent as principal for resale to others, it will enter into a Terms Agreement (hereafter defined) relating to such sale in accordance with the provisions of Section 3(b) hereof. Each Agent is authorized to appoint sub-agents or to engage the services of any other broker or dealer in connection with the offer or sale of the Notes.

         The Company will not engage any other person or party (a "new agent") to solicit purchases of the Notes, except that the Company may amend this Agreement to appoint a new agent as an additional Agent hereunder on the same terms and conditions (including, without limitation, commission rates) as provided herein for the Agents, provided that the Company shall have given the Agents prior notice of such appointment.

         The Company may accept an offer to purchase Notes through a new agent other than an Agent hereunder, provided that (i) the Company shall not have solicited such offer, (ii) the Company and such new agent shall have executed an agreement with respect to such purchase having terms and conditions (including, without limitation, commission rates) substantially the same as those that would apply to such purchase under this Agreement if such new agent were an Agent (which may be accomplished by incorporating by reference in such agreement the terms and conditions of this Agreement) and (iii) the Company shall notify the Agents prior to the execution of any such agreement and shall provide the Agents with a copy of such agreement promptly following the execution thereof.

         The Company reserves the right to sell Notes directly to investors on its own behalf and to contact and solicit potential investors in connection therewith and, in the case of any such sale not resulting from a solicitation made by any Agent, no commission will be payable hereunder to any Agent with respect to such sale.

         (b) Best Efforts Solicitations; Right to Reject Offers. Upon receipt of instructions from the Company, each of the Agents agrees to use its best efforts to solicit purchases of such principal amount of the Notes as the Company and such Agent shall agree upon from time to time during the term of this Agreement, it being understood that the Company shall not approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the principal amount of Notes registered pursuant to the Registration Statement. No Agent will have any responsibility for maintaining records with respect to the aggregate principal amount of Notes sold, or of otherwise monitoring the availability of Notes for sale under the Registration Statement. Each Agent will communicate to the Company, orally or in writing, any offer to purchase Notes, other than those offers rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of such Agent's agreement contained herein. The Company may accept or reject any proposed purchase of the Notes, in whole or in part.

         (c) Solicitations as Agent; Purchases as Principal. In soliciting purchases of the Notes on behalf of the Company, an Agent shall act solely as agent for the Company and not as principal. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company. Such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason and shall not have any obligation to purchase Notes from the Company as principal, but the Agent may agree from time to time to purchase Notes as principal. Any such purchase of Notes by the Agent as principal shall be made pursuant to a Terms Agreement in accordance with Section 3(b) hereof.

         (d) Reliance. The Company and each of the Agents agree that any Notes the placement of which that Agent arranges shall be placed by that Agent, and any Notes purchased by any of the Agents shall be purchased, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.


         SECTION 2. Representations and Warranties.

         (a) The Company represents and warrants to each of the Agents as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether in an Agency Transaction or in a Principal Transaction), as of the date of each delivery of Notes (whether in an Agency Transaction or in a Principal Transaction) (the date of each such delivery to an Agent as principal being hereafter referred to as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of Notes or similar changes) or there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statement, unless any of the Agents shall otherwise specify) (each of the times referenced above being referred to herein as a "Representation Date") as follows:

                  (i) Due Incorporation and Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company.

                  (ii) Registration Statement and Prospectus. At the time the Registration Statement became effective, the Registration Statement complied, and as of the applicable Representation Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC promulgated thereunder. The Registration Statement, at the time it became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective or any Annual Report on Form 10-K is filed by the Company with the SEC and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, as of the date hereof does not, and as of each Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Agent expressly for use in the Registration Statement or Prospectus.

                   (iii) Incorporated Documents. The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the SEC, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

                  (iv) Accountants. Any accounting firms who certified the financial statements included or incorporated by reference in the Registration Statement or Prospectus are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations.

                  (v) Financial Statements. The financial statements and any supporting schedules of the Company included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of its operations for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as stated therein and except that the Quarterly Reports on Form 10-Q contain condensed footnotes prepared in accordance with applicable 1934 Act Regulations; and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein.

                  (vi) Authorization and Validity of this Agreement, the Indenture and the Notes. This Agreement has been duly authorized, executed and delivered by the Company and, upon execution and delivery by the Agents, will be a valid and binding agreement of the Company; the Indenture has been duly authorized, executed and delivered by the Company and, assuming the Indenture has been duly authorized, executed and delivered by the Trustee, is a valid and binding obligation of the Company enforceable in accordance with its terms and the Notes have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor specified in the Prospectus or pursuant to any Terms Agreement, the Notes will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement of the Indenture and the Notes may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general principles of equity, and except further as enforcement thereof may be limited by (i) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or currency unit judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or
        (ii) governmental authority to limit, delay or prohibit the making of payments outside the United States; the Notes and the Indenture will be substantially in the form heretofore delivered to the Agents and conform in all material respects to all statements relating thereto contained in the Prospectus; and the Notes will be entitled to the benefits provided by the Indenture.

                  (vii) Material Changes or Material Transactions. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein or contemplated thereby, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, and (b) there have been no material transactions entered into by the Company other than those in the ordinary course of business.

                  (viii) No Defaults; Regulatory Approvals. The Company is not in violation of its Amended Articles of Incorporation or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound; the execution and delivery of this Agreement and the Indenture and the consummation of the transactions contemplated herein, therein and pursuant to any applicable Terms Agreement have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which.it may be bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of the Amended Articles of Incorporation or by-laws of the Company or any law, administrative regulation or administrative or court order or decree.

                  (ix) Legal Proceedings; Contracts. Except as may be set forth in the Registration Statement, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company, which might, in the opinion of the Company, result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, or might materially and adversely affect the properties or assets thereof or might materially and adversely affect the consummation of this Agreement or any Terms Agreement; and there are no contracts or documents of the Company which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

                  (x) No Authorization, Approval or Consent Required. No consent, approval, authorization, order or decree of any court, governmental authority or agency or public board or body, other than the Florida Public Service Commission (whose approval has been obtained and is currently in effect), is required for the valid authorization, issuance and delivery of the Notes, the valid authorization, execution, delivery and performance of this Agreement, any Terms Agreement and the Indenture or the consummation by the Company of the transactions contemplated by this Agreement, any Terms Agreement and the Indenture, except such as are required under (a) the 1933 Act, the 1933 Act Regulations, or the 1939 Act (all of which have been obtained and are currently in effect), or (b) the securities or "Blue Sky" laws of the various states.

                  (xi) Title to Property. The Company holds good and marketable title in fee simple to all real property and good and marketable title to all personal property it owns which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such real property and buildings by the Company.

                  (xii) Public Utility Holding Company Act. The Company and its parent holding company, Florida Progress Corporation, are each exempt from any provisions imposed upon them as a "subsidiary company" of a "holding company" or as a "holding company", respectively, by the Public Utility Holding Company Act of 1935, as amended, except Section 9(a)(2) thereof.

                  (xiii) Eligibility to Use Form S-3. The Company meets the requirements for the use of Form S-3 under the 1933 Act.

                  (xiv) Registration Amount Not Exceeded. Immediately after any sale of Notes by the Company hereunder or under any Terms Agreement, the aggregate amount of Notes which shall have been issued and sold by the Company hereunder or under any Terms Agreement will not exceed the amount of Notes registered under the Registration Statement.

         (b) Additional Certifications. Any certificate signed by any director or officer of the Company and delivered to an Agent or to counsel for such Agent in connection with an offering of Notes or the sale of Notes to that Agent as principal shall be deemed a representation and warranty by the Company to such Agent as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.


         SECTION 3. Solicitations as Agent; Purchases as Principal.

         (a) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each of the Agents agrees, as an agent of the Company, to use its best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus. The Agents may act separately or together in connection with any particular sale of Notes; however, the obligations of the Agents hereunder shall, in either case, be several and not joint.

         The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through any of the Agents, as agent, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, an Agent will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised such Agent that such solicitation may be resumed.

         The Company agrees to pay each Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in Schedule A hereto.

         The purchase price, interest rate, maturity date and other terms of the Notes shall be agreed upon by the Company and the Agents and set forth in a pricing supplement to the Prospectus to be prepared following each acceptance by the Company of an offer for the purchase of Notes. Except as may be otherwise provided in such supplement to the Prospectus, the Notes will be issued in denominations of U.S. $1,000 or any larger amount that is an integral multiple of U.S. $1,000. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and the Agent.

         (b) Purchases as Principal. Each sale of Notes to an Agent as principal shall be made in accordance with the terms contained herein and (unless the Company and the Agent shall otherwise agree) pursuant to a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent. Each such separate agreement (which may be an oral agreement confirmed in writing which shall be substantially in the form of Exhibit C hereto or in the form of an exchange of any standard form of written telecommunication between the Agent and the Company, including an exchange by facsimile transmission) between the Agent and the Company is herein referred to as a "Terms Agreement." Unless the context otherwise requires, each reference contained herein to "this Agreement" shall be deemed to include any applicable Terms Agreement between the Company and any Agent. Each such Terms Agreement shall be with respect to such information (as applicable) as is specified in Exhibit C hereto. The Company reserves the right to enter into Terms Agreements on a competitive bid or negotiated basis.

         An Agent's commitment to purchase Notes as principal pursuant to any Terms Agreement or otherwise shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by the Agent thereunder, the price to be paid to the Company for such Notes (which, if not so specified in a Terms Agreement, shall be at a discount equivalent to the applicable commission set forth in Schedule A hereto), the time and place of delivery of and payment for such Notes, any provisions relating to rights of, and default by purchasers acting together with such Agent in the reoffering of the Notes, and such other provisions (including further terms of the Notes) as may be mutually agreed upon by the parties to the Terms Agreement. Such Agent may utilize a selling or dealer group in connection with the resale of the Notes purchased. Such Terms Agreement shall also specify the requirements for the officers' certificate, opinions of counsel and comfort letters pursuant to Sections 7(b), 7(c) and 7(d) hereof.

         The Agents may offer the Notes they have purchased as principal to other dealers. The Agents may sell Notes to any dealer at a discount and, unless otherwise specified in the applicable Terms Agreement, such discount allowed to any dealer will not be in excess of 66 2/3% of the discount received by such Agent from the Company.

         (c) Administrative Procedures. Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Agents and the Company (the "Administrative Procedures"). The initial form of Administrative Procedures is attached hereto as Exhibit D. The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Administrative Procedures.

         SECTION 4.  Covenants of the Company.

         The Company covenants with each of the Agents as follows:

         (a) Notice of Certain Events. The Company will notify each Agent immediately (i) of the filing or effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the SEC for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus or any document filed pursuant to the 1934 Act and incorporated therein by reference, (iii) of the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus, (iv) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (v) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (vi) of the receipt by the Company of any notification with respect to the suspension or qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Notice of Certain Proposed Filings. The Company will give each Agent notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for a change in the interest rates of Notes), whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish each Agent or counsel thereto with copies of any such amendment or supplement or other documents proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, and will not file any such amendment or supplement or other documents in a form to which any such Agent or counsel to the Agents shall reasonably object.

         (c) Copies of the Registration Statement and the Prospectus. The Company will deliver to the Agents one signed and as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Agents may reasonably request. The Company will furnish to each of the Agents as many copies of the Prospectus (as amended or supplemented) as such Agent shall reasonably request so long as the Agent is required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

         (d) Preparation of Pricing Supplements. The Company will prepare, with respect to any Notes to be sold through or to an Agent pursuant to this Agreement, a pricing supplement (the "Pricing Supplement") with respect to such Notes in a form previously approved by such Agent and will file such Pricing Supplement pursuant to Rule 424(b)(3) (or another appropriate paragraph under Rule 424(b)) under the 1933 Act not later than the close of business of the SEC on the third business day after the date on which such Pricing Supplement is first used (or on such other day as may be required by Rule 424).

         (e) Revisions of Prospectus Material Changes. Except as otherwise provided in subsection (l) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel to the Agents or counsel to the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to each of the Agents to cease the solicitation of offers to purchase the Notes in such Agent's capacity as agent and to cease sales of any Notes such Agent may then own as principal pursuant to any Terms Agreement, and the Company will promptly prepare and file with the SEC such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

         (f) Prospectus Revisions -- Periodic Financial Information. Except as otherwise provided in subsection (l) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to each of the Agents, confirmed in writing, and shall cause the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

         (g) Prospectus Revisions -- Audited Financial Information. Except as otherwise provided in subsection (l) of this Section, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

         (h) Earnings Statements. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering each twelve month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

         (i) Blue Sky Qualifications. The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise each Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or for the initiating or threatening of any proceeding for such purpose.

         (j) 1934 Act Filings. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act.

         (k) Stand-Off Agreement. If required pursuant to the terms of a Terms Agreement, between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without the prior consent of the Agent party to such Terms Agreement, offer or sell, or enter into any agreement to sell, any debt securities of the Company (other than the Notes that are to be sold pursuant to such Terms Agreement, borrowings under any bank revolving credit facility of the Company and commercial paper in the ordinary course of business).

         (l) Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsections (e), (f) or (g) of this Section with respect to any Agent during any period from the time (i) such Agent shall have suspended solicitation of purchases of the Notes in its capacity as agent pursuant to a request from the Company and (ii) such Agent shall not then hold any Notes as principal purchased pursuant to any Terms Agreement, to the time the Company shall determine that solicitation of purchases of the Notes should be resumed by that Agent or shall subsequently enter into a new Terms Agreement with that Agent.

         (m) Doing Business with Cuba. The Company has complied and will continue to comply with all of the provisions of ss.517.075 of the Florida Statutes, and all rules and regulations promulgated thereunder, relating to issuers doing business with Cuba.

         (n) Use of Proceeds. The Company will apply the proceeds from the Notes in the manner indicated under the caption "Use of Proceeds" in the Prospectus relating to such Notes.

         SECTION 5.  Conditions of Obligations.

         The obligations of each of the Agents to solicit offers to purchase the Notes as agent of the Company, the obligations of any purchasers of the Notes sold through an Agent as agent, and any obligation of any Agent to purchase Notes pursuant to a Terms Agreement or otherwise will be subject to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all of its covenants and agreements herein contained and to the following additional conditions precedent:

         (a) Legal Opinions. On the date hereof, each Agent shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents:

                  (1) Opinion of Company Counsel. The opinion of Kenneth E. Armstrong, Vice President, General Counsel and Secretary of Florida Progress Corporation, acting as counsel to the Company, to the effect that:

                           (i) The Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the State of Florida.

                           (ii) The Company has corporate power and authority to
                  own, lease and operate its properties and to conduct its business as described in the Prospectus.

                           (iii) To the best of such counsel's knowledge, the
                  Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company.

                           (iv) This Agreement has been duly and validly
                  authorized, executed and delivered by the Company.

                           (v) The Indenture has been duly and validly
                  authorized, executed and delivered by the Company and (assuming the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or
                  (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States.

                           (vi) The Notes are in due and proper form, have been
                  duly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general principles of equity, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States, and each holder of Notes will be entitled to the benefits of the Indenture.

                           (vii) The statements in the Prospectus under the
                  caption "Description of Notes", insofar as they purport to summarize certain provisions of documents specifically referred to therein, are accurate summaries of such provisions.

                           (viii)  The Indenture is qualified under the
                  1939 Act.

                           (ix) The Registration Statement is effective under
                  the 1933 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC.

                           (x) At the time the Registration Statement became effective, the Registration Statement complied as to form in all material respects with the requirements of the 1933 Act, the 1939 Act and the regulations under each of those Acts.

                           (xi) To the best of such counsel's knowledge, there
                  are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company is a party or of which any of the Company's property is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business of the Company, are, considered in the aggregate, not material.

                           (xii) To the best of such counsel's knowledge, the
                  Company is not in violation of its Amended Articles of Incorporation or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note or lease to which it is a party or by which it or any of them or their properties may be bound. The execution and delivery of this Agreement or of the Indenture, or the consummation by the Company of the transactions contemplated by this Agreement and the Notes and the incurrence of the obligations therein contemplated will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel and to which the Company is a party or by which the Company is or may be bound or to which any of the Company's property or assets is subject, or any law, administrative regulation or administrative or court decree known to such counsel to be applicable to the Company of any court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company; nor will such action result in any violation of the provisions of the Amended Articles of Incorporation or by-laws of the Company.

                           (xiii) To the best of such counsel's knowledge, there
                  are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, filed or incorporated by reference.

                           (xiv) No consent, approval, authorization, order or
                  decree of any court or governmental agency or body including the SEC, except for the Florida Public Service Commission (whose approval has been obtained for sales of Notes made during the year in which this opinion is delivered), is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under (a) the 1933 Act, the 1939 Act, or the 1933 Act Regulations (all of which have been obtained and are currently in effect), or (b) state securities laws.

                           (xv) Each document filed pursuant to the 1934 Act and
                  incorporated by reference in the Prospectus complied when filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

                           (xvi) Except as otherwise described in the
                  Prospectus, the Company owns in fee all of its properties, plants and material fixed units described or referred to in the Prospectus, except that the titles to certain of the properties are subject to easements, leases, contracts, covenants and similar encumbrances and minor defects of the nature common to properties of the size and character of those of the Company, none of which is of the character as to materially interfere with the use of such properties or the operation of the Company's business. The properties of the Company are subject to liens for current taxes which it is the practice of the Company to pay regularly as and when due. The Company has easements for rights-of-way adequate for the operations and maintenance of its transmission and distribution lines which are not constructed upon public highways.

                           (xvii) Except as otherwise set forth in the
                  Prospectus, the Company has such valid franchises, operating rights, licenses, permits, consents, approvals, authorizations and/or orders of governmental bodies, political subdivisions or regulatory authorities, free from burdensome restrictions, as are necessary for the acquisition, construction, ownership, maintenance and operation of the properties now owned by it and the conduct of the business now carried on by it as described in the Registration Statement and Prospectus, and the Company is not in default or violation of any thereof and is carrying on its business in accordance therewith and, to the best of the knowledge of such counsel, with all applicable federal, state and other laws and regulations.

                  (2) Opinion of Counsel to the Agents. The opinion of Jones, Day, Reavis & Pogue, counsel to the Agents, with respect to such matters related to the issuance and sale of the Notes as the Agents may reasonably request, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purposes of enabling them to pass on such matters and to make the statement referred to in subparagraph (3) below.

                  (3) In giving their opinions required by subsections (a)(1) and (a)(2) of this Section, Kenneth E. Armstrong and Jones, Day, Reavis & Pogue shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement, at the time it became effective (or, in the case of Jones, Day, Reavis & Pogue, at the time Registration Statement No. 333- became effective), and if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the SEC subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, and at the date hereof, or (if such statement is being delivered in connection with a Terms Agreement pursuant to
         Section 3(b) hereof) at the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be, contains or contained an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as amended or supplemented at the date hereof, or (if such statement is being delivered in connection with a Terms Agreement pursuant to Section 3(b) hereof) at the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b) Officers' Certificate. At the date hereof each of the Agents shall have received a certificate of the President or any Vice President and the chief financial officer, the Treasurer or any Assistant Treasurer of the Company (provided that the Senior Vice President and Chief Financial Officer, the Vice President and Treasurer or an executive officer of Florida Progress Corporation may be substituted for one of the two officers of the Company if approved by the Agents), dated as of the date hereof or any applicable Settlement Date, as the case may be, to the effect that (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus or since the date of any applicable Terms Agreement, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising.in the ordinary course of business, (ii) the other representations and warranties of the Company contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the SEC.

                  (c)  Comfort Letter.

         On the date hereof, each of the Agents shall have received a letter from KPMG Peat Marwick LLP, dated as of the date hereof and in form and substance satisfactory to the Agents, confirming that they are independent certified public accountants within the meaning of the 1933 Act and the 1933 Act Regulations and stating:

                  (1) that the financial statements and financial schedules audited by them and incorporated by reference in the Registration Statement and Prospectus comply in form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to registration statements on Form S-3 and the 1934 Act and the 1934 Act Regulations;

                  (2) that, on the basis of a reading of the latest available unaudited interim financial statements prepared by the Company, inquiries of certain officials of the Company responsible for financial and accounting matters, and the reading of the minutes of the meetings of the Board of Directors and stockholders of the Company since the end of the most recent fiscal year with respect to which an audit report has been issued and such other inquiries and procedures as may be specified in such letter, nothing has come to their attention which caused them to believe that:

                           (i) the unaudited interim financial statements
                  included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Registration Statement and the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations as they apply to interim financial statements and of the 1934 Act and the 1934 Act Regulations applicable to unaudited financial statements included in Form 10-Q, or that the unaudited interim financial statements were not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements incorporated by reference in the Registration Statement and the Prospectus;

                           (ii) at a specified date not more than five business
                  days prior to the date of such letter there was any change in the capital stock or increase in the long-term debt of the Company or any decrease in net current assets or shareholders' equity of the Company, in each case as compared with the amounts shown in the most recent financial statements included or incorporated by reference in the Registration Statement and the Prospectus; or

                           (iii) for the period from such latest available
                  balance sheet date to a specified date not more than five business days prior to the date of such letter, there were any decreases, as compared with the corresponding period of the previous year, in the Company's operating revenues, operating income or net income after dividends on preferred stock; except in all cases as set forth in or contemplated by the Registration Statement and the Prospectus, except for such exceptions enumerated in such letter as shall have been agreed to by the Agents and the Company and except for changes occasioned by the declaration or payment of dividends on the stock of the Company or occasioned by sinking fund payments made on the debt securities and preferred stock of the Company;

                  (3) that, on the basis of a reading of financial schedules prepared by the Company and the ratio of earnings to fixed charges stated or incorporated by reference in the Prospectus, they have found the amounts set forth in such schedules to be in agreement with the accounting and financial records of the Company and have found the ratios to be in agreement; and

                  (4) that, in addition to their examinations, inspections, inquiries and other procedures referred to above, they have performed such other procedures, specified by you, not constituting an audit, as they have agreed to perform and report on certain amounts, percentages, numerical data and other financial information in the Company's Annual Report on Form 10-K and have compared certain of such amounts, percentages, numerical data and financial information with, and have found such items to be in agreement with, or derived from, the detailed accounting records of the Company.

          (d) Other Documents. On the date hereof and on each Settlement Date with respect to any applicable Terms Agreement, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

         If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of the Agent party thereto, any Terms Agreement) may be terminated by such Agent or the Agents, as the case may be, by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 4(h) hereof, the provisions concerning payment of expenses under Section 10 hereof, the indemnity and contribution agreement set forth in Sections 8 and 9 hereof, the provisions concerning the representations, warranties and agreements to survive delivery of Section 11 hereof and the provisions set forth under "Parties" of Section 14 hereof shall remain in effect.

         SECTION 6. Delivery of and Payment for Notes Sold Through the Agents.

         Delivery of Notes sold through any Agent as an agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the Agent intending to have sold the Note to such purchaser shall promptly notify the Company and deliver the Note to the Company, and, if such Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to such Agent. If such failure occurred for any reason other than default by such Agent in the performance of its obligations hereunder, the Company will reimburse the Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account.

         SECTION 7. Additional Covenants of the Company.

         The Company covenants and agrees with each of the Agents that:

         (a) Reaffirmation of Representations and Warranties. Each acceptance by it of an offer for the purchase of Notes through any Agent, and each delivery of Notes to any Agent pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to any Agent pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or to such Agent, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

         (b) Subsequent Delivery of Certificates. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of Notes or similar changes) or there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of the Notes under the Registration Statement, unless the Agents shall otherwise specify) or (ii) (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to any Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to each of the Agents (in the case of (i) above) or to the Agent party thereto (in the case of (ii) above) a certificate dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to the Agent or Agents receiving such certificate, to the effect that the statements contained in the certificate referred to in Section 5(b) hereof which was last furnished to each of the Agents or to such Agent, as the case may be, are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

         (c) Subsequent Delivery of Legal Opinions. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of the Notes or similar changes or solely for the inclusion of additional financial information) or there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K or Quarterly Report on Form 10-Q, unless the Agents shall otherwise specify) or
(ii) (if required pursuant to the terms of a Terms Agreement), the Company sells Notes to any Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to each of the Agents (in the case of (i) above) or to the Agent party thereto (in the case of (ii) above) and to counsel to the Agents a written opinion of Kenneth E. Armstrong, Vice President, General Counsel and Secretary of Florida Progress Corporation, acting as counsel to the Company, or other counsel satisfactory to the Agent or Agents receiving the opinion, dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance satisfactory to the Agent or Agents receiving the opinion, of the same tenor as the opinion referred to in Section 5(a)(1) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; or, in lieu of such opinion, counsel last furnishing such opinion to each of the Agents or to such Agent, as the case may be, shall furnish such Agent or Agents with a letter to the effect that such Agent or Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

         (d) Subsequent Delivery of Comfort Letters. Each time that (1) the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q or (2) (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to any Agent pursuant to a Terms Agreement, the Company shall cause KPMG Peat Marwick LLP forthwith to furnish to each of the Agents or to the Agent party thereto (in the case of (2) above), a letter, dated the date such document is filed with the SEC or the date of such sale, as the case may be, in form satisfactory to the Agent or Agents receiving the letter, confirming that they are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations and containing the statements prescribed in Section 5(c) hereof, modified to take account of the updated financial statements and other information derived from the Company's accounting records, except that:

                  (i) only in the case of the filing by the Company of an Annual Report on Form 10-K shall the Agents be entitled to require the additional procedures referred to in clause (4) of Section 5(c) and the inclusion by KPMG Peat Marwick LLP in the letter of their findings as a result of performing such additional procedures;

                  (ii) in the case of the filing by the Company of a Quarterly Report on Form 10-Q, KPMG need only furnish each of the Agents with a letter in compliance with SAS 71, as appropriately modified.


         SECTION 8.  Indemnification.

         (a) Indemnification of the Agent. The Company agrees to indemnify and hold harmless each of the Agents, their officers, directors, employees and agents and each person, if any, who controls any Agent within the meaning of
Section 15 of the 1933 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement or the Prospectus;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agents), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

         (b) Indemnification of Company. Each of the Agents severally and not jointly agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto)(it being understood that the only such information furnished to the Company by the Agents is indicated on Schedule B hereto).

         (c) General. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         SECTION 9. Contribution.

         In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 hereof is for any reason held to be unavailable to or insufficient to hold harmless the indemnified parties although applicable in accordance with its terms, the Company and each of the Agents shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and each of the Agents, as incurred, in such proportions that each Agent is responsible for that portion represented by the percentage that the total commissions and underwriting discounts received by such Agent to the date of such liability bears to the total sales price from the sale of Notes sold to or through such Agent to the date of such liability, and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls any Agent within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

         SECTION 10.  Payment of Expenses.

         Whether or not the transactions contemplated hereunder are consummated, the Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

         (a) The preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

         (b)  The preparation, filing and reproduction of this Agreement;

         (c) The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of book-entry notes;

         (d) The reasonable fees and disbursements of the Company's accountants and counsel and of the Trustee and its counsel;

         (e) The reasonable fees and disbursements of counsel to the Agents incurred from time to time in connection with the transactions contemplated hereby;

         (f) The qualification of the Notes under state securities laws in accordance with the provisions of Section 4(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

         (g) The printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and, in addition, the distribution of the Prospectus, at the time of the initial printing thereof or at the time of any reprinting thereof, by the financial printing company printing such Prospectus to the persons designated by any of the Agents;

         (h) The preparation, typing or printing, reproducing and delivery to the Agents of copies of the Indenture and all supplements and amendments thereto;

         (i)  Any fees charged by rating agencies for the rating of the Notes;

         (j) The fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.;

         (k) Any advertising and other out-of-pocket expenses of the Agents incurred with the prior approval of the Company;

         (l) The cost of preparing, and providing any CUSIP or other identification numbers for, the Notes; and

         (m) The fees and expenses of any Depositary (as defined in the Indenture) and any nominees thereof in connection with the Notes.

         SECTION 11. Representations, Warranties and Agreements to Survive Delivery.

         All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of any Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

         SECTION 12. Termination.

         (a) Termination of this Agreement. The obligations of any Agent under this Agreement and the obligations of the Company to such Agent under this Agreement (excluding any Terms Agreement) may be terminated for any reason, at any time by either the Company or such Agent upon the giving of 30 days' written notice of such termination to the Company or such Agent and the other parties hereto.

         (b) Termination of a Terms Agreement. The Agent party thereto may terminate a Terms Agreement, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which is such as to make it, in the judgment of such Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Company has been suspended by the SEC or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the SEC or any other governmental authority, or if a banking moratorium shall have been declared by either Federal, New York or Florida authorities or if a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Notes are denominated or payable, or (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of any applicable Terms Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (v) if there shall have come to such Agent's attention any facts that would cause the Agent to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (c) General. In the event of any such termination of this Agreement, neither the Company nor the Agents hereunder will have any liability to the other, except that (i) with respect to Agency Transactions with a Settlement Date on or prior to the date of termination, each of the Agents shall be entitled to any commission earned on such Agency Transactions in accordance with the third paragraph of Section 3(a) hereof, (ii) if at the time of termination
(a) any Agent shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof sh all remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in
Section 4(h) hereof, the provisions of Section 5 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 10, 11 and 15 hereof shall remain in effect.

         SECTION 13.  Notices.

         Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

         If to the Company:

                           Florida Power Corporation
                           3201 34th Street South
                           St. Petersburg, Florida 33711
                           Attention:  Vice President and Treasurer

         If to the Agents:

                           [Name and address of agents]


or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

         SECTION 14.  Governing Law.

         This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Any suit, action or proceeding brought by the Company against the Agent in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

         SECTION 15.  Parties.

         This Agreement shall inure to the benefit of and be binding upon each of the Agents and the Company and their respective successors. Nothing expressed or mentioned in his Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.
This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

          If the foregoing is in accordance with the Agents' understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.


                                            Very truly yours,

                                            FLORIDA POWER CORPORATION


                                            By:____________________________
                                                     James V. Smallwood
                                               Vice President and Treasurer



Accepted and agreed:

[Signatures of Agents]


p:Power.Mtn\DistAgmt.96

                        LIST OF SCHEDULES AND EXHIBITS



Schedule A -      Commissions (See Section 3(a) and (b))

Schedule B -      Information provided by Agents (See Section 8(b))


Exhibit A -       Form of Fixed-Rate Note (See preambles)

Exhibit B -       Form of Floating-Rate Note (See preambles)

Exhibit C -       Form of Terms Agreement (See Section 3(b))

Exhibit D -       Administrative Procedures (See Section 3(c))

                                  SCHEDULE A


          As compensation for the services of each of the Agents hereunder, the Company shall pay such Agent, on a discount basis, a commission for the sale of each Note placed by such Agent equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

                                                            PERCENT OF
MATURITY RANGES                                          PRINCIPAL AMOUNT

From 9 months to less than 1 year                              .125%

From 1 year to less than 18 months                             .150%

From 18 months to less than 2 years                            .200%

From 2 years to less than 3 years                              .250%

From 3 years to less than 4 years                              .350%

From 4 years to less than 5 years                              .450%

From 5 years to less than 6 years                              .500%

From 6 years to less than 7 years                              .550%

From 7 years to less than 10 years                             .600%

From 10 years to less than 15 years                            .625%

From 15 years to less than 20 years                            .675%

From 20 years to 30 years                                      .750%

                                  SCHEDULE B

         The information set forth below constitutes the only information furnished in writing by the Agents pursuant to Section 8(b) hereof expressly for use in the Prospectus dated April 23, 1996 (the "Prospectus") relating to the
Notes:

                          [Complete as appropriate.]

                                   EXHIBIT A


                            Form of Fixed-Rate Note

REGISTERED                                                  REGISTERED
No. FXR-

CUSIP No.
                            FLORIDA POWER CORPORATION
                            MEDIUM-TERM NOTE, SERIES B
                                   (FIXED RATE)
                Due from 9 months to 30 Years from Date of Issue

         If the registered owner of this Security (as indicated below) is The Depository Trust Company (the "Depository") or a nominee of the Depository, this Security is a Security in global form (a "Global Security") and the following two legends apply:

         Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of the Depository, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, CEDE & CO., has an interest herein.

         Unless and until this certificate is exchanged in whole or in part for Notes in certificated form, this certificate may not be transferred except as a whole by the Depository to a nominee thereof or by a nominee thereof to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor of the Depository or a nominee of such successor.

ISSUE PRICE:                          INTEREST RATE:

ORIGINAL ISSUE DATE:                  INTEREST PAYMENT DATES IF OTHER THAN
FEBRUARY 1 AND AUGUST 1:

STATED MATURITY DATE:                 REGULAR RECORD DATES IF OTHER THAN
JANUARY 15 AND JULY 15:

OPTIONAL REDEMPTION:  __ YES  __ NO   SPECIFIED CURRENCY:  United States Dollars

INITIAL REDEMPTION DATE:              MINIMUM DENOMINATIONS:
                                                $1,000  ___
                                                Other:

INITIAL REDEMPTION PERCENTAGE:        SETTLEMENT DATE:

INITIAL REDEMPTION
PERCENTAGE REDUCTION:                 TRADE DATE:

SINKING FUND:                         AGENT:

OTHER/DIFFERENT PROVISIONS:           AGENT'S COMMISSION:

FLORIDA POWER CORPORATION, a Florida corporation (herein referred to as the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to

, or registered assigns, the principal sum of

on the Stated Maturity Date shown above from the Original Issue Date shown above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi annually on February 1 and August 1 of each year (unless other Interest Payment Dates are shown on the face hereof) (each, an "Interest Payment Date"), commencing on the first Interest Payment Date next succeeding the Original Issue Date, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the Interest Rate shown above on any overdue principal and premium, if any, and on any overdue installment of interest. Except as provided in the following paragraph, the Company will pay interest on each Interest Payment Date following the Original Issue Date, and on a Maturity Date, provided that any payment of principal (and premium, if any) or interest to be made on any Interest Payment Date or on a Maturity Date that is not a Business Day (as defined below) shall be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or Maturity Date, as the case may be, and no additional interest shall accrue as a result of such delayed payment. For purposes of this Security, unless otherwise specified on the face hereof, "Business Day" means any day that is not a Saturday or Sunday and that, in The City of New York, is not a day on which banking institutions are generally authorized or obligated by law or executive order to close. In the event of any optional redemption by the Company, any repayment at the option of the Holder, acceleration of the maturity of this Security or other prepayment of this Security prior to the Stated Maturity Date specified above, the term "Maturity Date" when used herein shall refer, where applicable, to the date of redemption, repayment, acceleration or other prepayment of this Security.

         Interest hereon is accrued from, and including, the most recent Interest Payment Date in respect of which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid) to, but excluding, the succeeding Interest Payment Date or Maturity Date, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (referred to on the reverse hereof), be paid to the person (the "Holder") in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the January 15 or July 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date (unless other Regular Record Dates are specified on the face hereof) (each, a "Regular Record Date"), provided, however, that in the case of a Security issued between a Regular Record Date and the initial Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the Original Issue Date and ending on such initial Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the Holder on such next succeeding Regular Record Date; and provided further that interest payable on the Maturity Date will be payable to the person to whom the principal hereof shall be payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee (referred to on the reverse hereof), notice whereof shall be given to the Holder of this Security not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

         Until the Securities are paid or payment therefor is duly provided for, the Company will at all times maintain a paying agent (which paying agent may be the Trustee) with an office in The City of New York.

         Unless otherwise shown above, payment of interest on this Security (other than on the Maturity Date) will be made by wire transfer to an account designated by the Holder or, in the absence of such a designation, by check mailed to the registered address of the Holder hereof. The Holder shall make such designation by filing the appropriate information with the Trustee at its corporate trust office in the Borough of Manhattan, The City of New York, on or prior to the Regular Record Date corresponding to an Interest Payment Date. Until this Security is transferred or until the Trustee receives notice to the contrary, the Trustee will make such payment and all succeeding payments to the Holder by wire transfer to the designated account. Unless otherwise specified above, the principal hereof (and premium, if any) and interest hereon payable on the Maturity Date will be paid to the Person in whose name this Security is then registered in immediately available funds upon surrender of this Security at the corporate trust office of the Trustee maintained for that purpose in the Borough of Manhattan, The City and State of New York (or at such other location as may be specified above). The Company will pay any administrative costs imposed by banks in making payments in immediately available funds, but, except as otherwise provided under Additional Amounts above, any tax, assessment or governmental charge imposed upon payments will be borne by the Holders of the Securities in respect of which such payments are made.

         Interest on this Security, if any, will be computed on the basis of a 360-day year of twelve 30-day months.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its facsimile corporate seal.

Dated:                                                                 FLORIDA POWER CORPORATION

TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated                 By:____________________________
therein referred to in the within mentioned Indenture                     Senior Vice President and
                                                                          Chief Financial Officer
The First National Bank of Chicago,
           as Trustee                                                  By:____________________________
                                                                          Assistant Secretary
- -------------------------------------
        Authorized Officer                                                           [SEAL]



STATE OF NEW YORK                   )
                                    :   ss:
COUNTY OF NEW YORK                  )

         On the _____ day of ___________, before me personally came Jeffrey R. Heinicka who, being by me duly sworn, did depose and say that he is Senior Vice President and Chief Financial Officer of Florida Power Corporation, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                  Notary Public

                           FLORIDA POWER CORPORATION
                           MEDIUM-TERM NOTE, SERIES B

         This Security is one of a duly authorized issue of securities (herein called the "Securities") of the Company, issued and to be issued in one or more series under an Indenture, dated as of August 15, 1992, as it may be supplemented from time to time (herein called the "Indenture"), between the Company and The First National Bank of Chicago, Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture with respect to a series of which this Security is a part), to which Indenture and all indentures supplemental thereto, reference is hereby made for a statement of the respective rights, limitations or rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof and is unlimited in aggregate principal amount.
         Unless this Security is designated on the face hereof as not redeemable, the Company may at its option redeem this Security in whole or from time to time in part in increments of $1,000 (provided that any remaining principal amount of this Security shall not be less than the minimum denomination of such Security) on or after the date designated as the Initial Redemption Date on the face hereof. The redemption price for this Security initially shall be equal to 100% of the unpaid principal amount hereof or the portion thereof redeemed multiplied by the Initial Redemption Percentage specified on the face hereof, together with accrued interest to the Redemption Date. Such initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by an amount equal to the Annual Redemption Percentage Reduction until the redemption price is 100% of such amount. The Company may exercise its option to redeem by causing the Trustee to mail a notice of such redemption to each Holder of Securities to be redeemed at least 30 but not more than 60 days prior to the Redemption Date.
         In the event of redemption of this Security in party only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. If less than all of the Securities with like tenor and terms to this Security are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.
         If an Event of Default with respect to Securities of this series shall have occurred and be continuing, then the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of this series may declare the principal amount and the interest accrued thereon of all of the Securities of this series to be due and payable immediately.
         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series. Such amendment may be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of all Securities of any series issued under the Indenture at the time Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Securities of any series at the time Outstanding on behalf of the Holders of all Outstanding Securities of such series, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series to waive on behalf of all of the Holders of Securities of such series certain past defaults under the Indenture and their consequences.
Any such consent or waiver shall be conclusive and binding upon the Holder of this Security and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereunder or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
         The Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.
         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, places and rate, and in the currency, currency unit or composite currency herein prescribed.
         Unless otherwise provided on the face hereof, the Securities of this series will be issued only in denominations of $1,000 or any greater amount which is an integral multiple of $1,000.
         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Registrar, upon surrender of this Security for registration of transfer, at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
         If this Security is a Global Security and the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue Securities in certificated form in exchange for each Global Security. In addition, the Company may at any time and in its sole discretion determine not to have Securities represented by a Global Security and, in such event, will issue Securities in certificated form in exchange in whole for the Global Security corresponding to such certificated Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in certificated form of Securities equal in principal amount to such beneficial interest and to have such Securities registered in its name. Securities so issued in certificated form will be issued in denominations of $1,000 (or such other denomination as shall be specified by the Company) or any amount in excess thereof which is an integral multiple of $1,000 and will be issued in registered form only, without coupons.
         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company nor the Trustee nor any such agent shall be affected by notice to the contrary.
         All terms used in this Security which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.
         This Security shall be governed by and construed in accordance with the laws of the State of New York.

                          _____________________________

                       FOR VALUE RECEIVED, the undersigned
                 hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

- -------------------------------



- ------------------------------------------------------------------------------
Please print or type name and address including zip code of assignee

- ------------------------------------------------------------------------------

the within Security of FLORIDA POWER CORPORATION and all rights thereunder and does hereby irrevocably constitute and appoint

- ------------------------------------------------------------------------------

Attorney to transfer the said Security on the books of the within named Company, with full power of substitution in the premises.


Dated________________________

SIGNATURE GUARANTEED

- -----------------------------
                                          ------------------------------------
                                          NOTICE: The signature to this
                                          assignment must correspond with
                                          the name as it appears upon the
                                          face of the within Security in every
                                          particular, without alteration
                                          or enlargement or any change
                                          whatsoever.

I:\Power.MTN\FixNote.FC

                                    EXHIBIT B


                            Form of Floating-Rate Note

REGISTERED                                                      REGISTERED
No. FLR-

CUSIP No.
                            FLORIDA POWER CORPORATION
                            MEDIUM-TERM NOTE, SERIES B
                                  (FLOATING RATE)
                 Due from 9 months to 30 Years from Date of Issue

         If the registered owner of this Note (as indicated below) is The Depository Trust Company (the "Depository") or a nominee of the Depository, this
Note is a Note in global form (a "Global Security") and the following two legends apply:

         Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of the Depository, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, CEDE & CO., has an interest herein.

         Unless and until this certificate is exchanged in whole or in part for Notes in certificated form, this certificate may not be transferred except as a whole by the Depository to a nominee thereof or by a nominee thereof to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor of the Depository or a nominee of such successor.

PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
MATURITY DATE:
INITIAL INTEREST RATE:
INTEREST CALCULATION:
INTEREST RATE BASIS:
  IF LIBOR, DESIGNATED LIBOR PAGE:
INDEX MATURITY:
DAY COUNT CONVENTION:
BASE RATE:
SPREAD (PLUS OR MINUS):
INTEREST PAYMENT PERIOD:
SPREAD MULTIPLIER:
INTEREST RATE RESET PERIOD:
MAXIMUM INTEREST RATE:
MINIMUM INTEREST RATE:
INTEREST PAYMENT DATES:
MINIMUM INTEREST RATE:
INITIAL INTEREST RESET DATE:
INTEREST RATE RESET DATES:
CALCULATION AGENT:
INITIAL REDEMPTION DATE:
INITIAL REDEMPTION PERCENTAGE:
ANNUAL REDEMPTION
  PERCENTAGE REDUCTION:

         FLORIDA POWER CORPORATION, a Florida corporation (the "Company"), for value received, hereby promises to pay to


, or registered assigns, the Principal Amount stated above, upon presentation and surrender of this Note, duly endorsed, on the Maturity Date specified above (except to the extent redeemed prior to the Maturity Date) and to pay interest on the unpaid Principal Amount hereof at a rate per annum equal to the Initial Interest Rate specified above until the first Interest Rate Reset Date next succeeding the Original Issue Date specified above (the "Initial Interest Rate Reset Date"), and thereafter at a rate per annum determined in accordance with the provisions on the reverse hereof, depending on the Base Rate specified above, until the Principal Amount hereof shall have been paid or duly made available for payment. The Company will pay interest in arrears monthly, quarterly, semi-annually or annually, as specified above as the Interest Payment Period, on each Interest Payment Date specified above, commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date (or any Redemption Date (this and certain other capitalized terms used herein are defined on the reverse of this Note)); provided, however, that if the Original Issue Date is an Interest Payment Date or occurs between a Regular Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the Interest Payment Date next following the next succeeding Regular Record Date. If an Interest Payment Date or the Maturity Date (or Redemption Date) would fall on a day that is not a Business Day, such Interest Payment Date or Maturity Date (or Redemption Date) shall be postponed to the next succeeding day that is a Business Day (except that if the Base Rate specified above is LIBOR and such next Business Day with respect to such an Interest Payment Date falls in the next succeeding calendar month, such Interest Date shall be the immediately preceding day that is a Business Day). When such an Interest Payment Date shall be so postponed (or so accelerated), interest shall be paid to, but not including, such next preceding (or immediately preceding) Business Day, as the case may be; when the Maturity Date (or Redemption Date) shall be so postponed, interest shall not be paid to such next succeeding Business Day but only to the Maturity Date (or Redemption Date) as if it shall not have been postponed.
         Interest payable on this Note on any Interest Payment Date or the Maturity Date (or Redemption Date) will include interest accrued from, and including, the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the Original Issue Date to, but excluding, such Interest Payment Date or the Maturity Date (or Redemption Date) as the case may be. The interest so payable and punctually paid or duly provided for, on any Interest Payment Date, will, subject to certain exceptions described herein, be paid by check mailed to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the fifteenth day of the calendar month immediately preceding such Interest Payment Date
(whether or not a Business Day) (the "Regular Record Date"); provided, however, that interest payable on the Maturity Date (or any Redemption Date) will be payable to the person to whom the principal hereof shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the person who is the registered holder of this Note on such Regular Record Date and may either be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to the registered holder of this Note not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner, all as more fully provided in the Indenture. A predecessor Note of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for purposes of this definition, any Note authenticated and delivered in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.
         Payment of the principal of (and premium, if any, on) this Note and the interest due at the Maturity Date (or earlier Redemption Date) will be made to the registered holder hereof in immediately available funds against presentation of this Note at the office of the Trustee, One First National Plaza, Mail Suite 0126, Chicago, IL 60670-0126, Attention: Corporate Trust Administration, or c/o First Chicago Trust Company of New York, 14 Wall Street, 8th Floor Window 2, New York, NY 10005, Attention: Corporate Trust Administration, maintained for that purpose, or at such other address of the Trustee or the office or agency of such other trustee as the Company shall designate by written notice to the registered holder hereof.
         Payments of the principal of (premium, if any) and interest on, this Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.
         The Company or the Trustee shall not be obligated to register any transfer of this Note not made in compliance with the restrictions set forth above, on the reverse hereof and in the Indenture.
         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
         Unless the certificate of authentication hereon has been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                                                                 FLORIDA POWER CORPORATION


TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Notes of the series designated                      By:____________________________
therein referred to in the within mentioned Indenture.                     Senior Vice President and
                                                                           Chief Financial Officer
The First National Bank of Chicago,
            as Trustee
                                                                       By:____________________________
                                                                           Assistant Secretary
- -------------------------------------
          Authorized Officer                                                                      [SEAL]

STATE OF NEW YORK                           )
                                            :   ss:
COUNTY OF NEW YORK                          )


         On the ____ day of ___________, before me personally came Jeffrey R. Heinicka who, being by me duly sworn, did depose and say that he is Senior Vice President and Chief Financial Officer of Florida Power Corporation, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                  Notary Public

                          FLORIDA POWER CORPORATION
                          MEDIUM-TERM NOTE, SERIES B

         This Note is one of a duly authorized issue of securities (herein called the "Notes") of the Company, issued and to be issued in one or more series under an Indenture, dated as of August 15, 1992, as it may be supplemented from time to time (herein called the "Indenture"), between the Company and The First National Bank of Chicago, Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture with respect to a series of which this Note is a part), to which Indenture and all indentures supplemental thereto, reference is hereby made for a statement of the respective rights, limitations or rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms of individual Notes may vary with respect to principal amounts, Base Rates, issue dates, maturity dates, redemption and otherwise.
         This Note has been issued by the Trustee on behalf of the Company pursuant to the Indenture. Copies of the Indenture and other related documents are on file at the office of the Trustee and are available for inspection at such office.
         This Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following paragraph, will not be redeemable or subject to voluntary prepayment by the Company prior to the Maturity Date.
         If an Initial Redemption Date is specified on the face of this Note, this Note may be redeemed by the Company on any date on or after such Initial Redemption Date. If no Initial Redemption Date is specified on the face hereof, this Note may not be redeemed prior to the Maturity Date. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 principal amount hereof (provided that any remaining principal hereof shall be at least $150,000) at the option of the Company at the applicable Redemption Price (as defined below), together with accrued interest on the portion of the principal so redeemed at the applicable rate payable to the date of redemption (each such date herein referred to as a "Redemption Date"), on notice given not more than 60 days nor less than 30 days prior to the Redemption Date. Whenever less than all the Notes with different terms at any time outstanding are to be redeemed, the Notes to be so redeemed shall be selected by the Company. Whenever less than all the Notes with identical terms at any time outstanding are to be redeemed, the Notes to be so redeemed shall be selected by the Trustee by lot or in any usual manner approved by it. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof, and otherwise of like tenor, shall be issued in the name of the holder of this Note upon the surrender hereof.
         The "Redemption Price" shall initially be the Initial Redemption Percentage, specified on the face hereof, of the principal amount of this Note to be redeemed and shall decline on each anniversary of the Initial Redemption Date, specified on the face hereof, by the Annual Redemption Percentage Reduction, if any, specified on the face hereof, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.
         All notices to the Company under this Note shall be in writing and addressed to the Company at 3201 34th Street South, St. Petersburg, FL 33711,
Attention: Treasurer, or to such other address of the Company as the Company may notify the registered holder of this Note.
         Accrued interest hereon shall be an amount calculated by multiplying the unpaid principal amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the period from the Original Issue Date, or from the last date to which interest has been paid, as the case may be, to the date to which accrued interest is being calculated. The interest factor for each such day shall be computed by dividing the annual interest rate applicable to such day by 360, if the Base Rate is the CD Rate, Commercial Paper Rate, Federal Funds Rate, Prime Rate or LIBOR, as such Base Rate is specified on the face hereof, or by the actual number of days in the year, if the Base Rate is the Treasury Rate, as such Base Rate is specified on the face hereof. All percentages resulting from any calculation under the terms of this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (.0000001), with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculations under the terms of this Note will be rounded to the nearest cent (with one-half cent rounded upward).
         This Note will bear interest at the rate determined in accordance with the applicable provisions below by reference to the Base Rate specified on the face hereof based on the Index Maturity, if any, specified on the face hereof
(i) plus or minus the Spread, if any, specified on the face hereof or (ii) multiplied by the Spread Multiplier, if any, specified on the face hereof. Commencing on the Initial Interest Rate Reset Date specified on the face hereof, the rate at which interest on this Note is payable shall be reset daily, weekly, monthly, quarterly, semi-annually or annually as specified on the face hereof under "Interest Rate Reset Period," as of each Interest Rate Reset Date specified on the face hereof. The interest rate in effect on each day shall be
(a) if such day is an Interest Rate Reset Date, the interest rate determined with respect to the Interest Determination Date (as defined below) pertaining to such Interest Rate Reset Date or (b) if such day is not an Interest Rate Reset Date, the interest rate determined with respect to the Interest Determination Date pertaining to the immediately preceding Interest Rate Reset Date; provided, however, that the interest rate in effect for the period from the Original Issue Date to, but not including, the initial Interest Rate Reset Date will be the Initial Interest Rate specified on the face hereof. If any Interest Rate Reset Date would otherwise be a day that is not a Business Day, such Interest Rate Reset Date shall be postponed to the next succeeding day that is a Business Day, except that if the Base Rate specified on the face hereof is LIBOR and such next Business Day is in the next succeeding calendar month, such Interest Rate Reset Date shall be the immediately preceding Business Day.
         Except as provided in the immediately preceding paragraph, the interest rate will be reset (a) each Business Day, if the Interest Rate Reset Period is daily, (b) Wednesday of each week (with the exception of weekly reset Treasury Rate Notes, which will be reset Tuesday of each week or otherwise as specified in the next paragraph), if the Interest Rate Reset Period is weekly; (c) the third Wednesday of each month, if the Interest Rate Reset Period is monthly; (d) the third Wednesday of March, June, September and December of each year, if the Interest Rate Reset Period is quarterly; (e) the third Wednesday of the two months specified on the face hereof, if the Interest Rate Reset Period is semi-annually; or (f) the third Wednesday of the month specified on the face hereof, if the Interest Rate Reset Period is annually.
         The "Interest Determination Date" pertaining to an Interest Rate Reset Date for Notes bearing interest calculated by reference to the CD Rate (the "CD Interest Determination Date"), Commercial Paper Rate (the "Commercial Paper Interest Determination Date"), Federal Funds Rate (the "Federal
Funds Interest Determination Date") and Prime Rate (the "Prime Rate
Interest Determination Date") will be the second business Day immediately preceding such Interest Rate Reset Date. The "Interest Determination
Date" pertaining to an Interest Rate Reset Date for Notes bearing interest calculated by reference to LIBOR (the "LIBOR Interest Determination Date") shall be the second London Business Day immediately preceding such Interest Rate Reset Date. The "Interest Determination Date" pertaining to an Interest Rate Reset Date for Notes bearing interest calculated by reference to the Treasury Rate (the "Treasury Rate Interest Determination Date") shall be the day of the week in which such Interest Rate Reset Date falls on which Treasury Bills normally would be auctioned; provided, however, that if as a result of a legal holiday an auction is held on the Friday of the week immediately preceding such Interest Rate Reset Date, such Treasury Rate Interest Determination Date shall be such immediately preceding Friday; and provided, further, that if an auction shall fall on any Interest Rate Reset Date, then the Interest Rate Reset Date shall instead be the next succeeding Business Day following the date of such auction.
         The "Calculation Date" pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day and (ii) the Business Day immediately preceding the applicable Interest Payment Date, Maturity Date or Redemption Date, as the case may be. As used herein, "Business Day" means any day that is not a Saturday or Sunday and is not a day on which banking institutions in The City of New York or The City of Chicago (and, in the case where the Base Rate for this Note is LIBOR, in London, England) are generally authorized or obligated by law, regulation or executive order to close. As used herein, "London Business Day" means any day on which dealings in deposits in United States dollars are transacted in the London interbank market.
         Determination of CD Rate. If the Base Rate specified on the face hereof is the CD Rate, the CD Rate with respect to any CD Interest Determination Date shall be the rate on such date for negotiable certificates of deposit having the Index Maturity specified on the face hereof, as such rate shall be published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)"), under the heading "CDs (Secondary Market)," or, if such rate shall not be published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date, the CD Rate will be the rate on such CD Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified on the face hereof as such rate shall be published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 p.m. Quotations for U.S. Government Securities," or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit." If neither of such rates shall be published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date, the CD Rate with respect to such CD Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates at approximately 10:00 a.m., New York City time on such CD Interest Determination Date, for negotiable certificates of deposit in the denomination of $5,000,000 with a remaining maturity closest to the Index Maturity specified on the face hereof quoted by three leading non-bank dealers in negotiable United States dollars denominated certificates of deposit in The City of New York selected by the Calculation Agent (after consultation with the Company) for negotiable certificates of deposit of major
United States money center banks of the highest credit standing in the market for negotiable certificates of deposit; provided, however, that if the dealers selected as aforesaid by the Calculation Agent shall not be quoting offered rates as mentioned in this sentence, the CD Rate for such CD Interest Determination Date will be the same as the CD Rate for the immediately preceding Interest Rate Reset Period (or, if there was no such Interest Rate Reset Period, the rate of interest payable on this Note shall be the Initial Interest Rate).
         Determination of Commercial Paper Rate. If the Base Rate specified on the face hereof is the Commercial Paper Rate, the Commercial Paper Rate with respect to any Commercial Paper Interest Determination Date shall be the Money Market Yield (as defined herein) of the rate on such date for commercial paper having the Index Maturity specified on the face hereof, as such rate shall be published in H.15(519) under the heading "Commercial Paper," or, if such rate shall not be published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, the Commercial Paper Rate shall be the Money Market Yield of the rate on such Commercial Paper Interest Determination Date for commercial paper of the Index Maturity specified on the face hereof, as such rate shall be published in Composite Quotations under the heading "Commercial Paper." If neither of such rates shall be published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 a.m., New York City time, on such Commercial Paper Interest Determination Date of three leading dealers in commercial paper in The City of New York selected by the Calculation Agent (after consultation with the Company) for commercial paper of the Index Maturity specified on the face hereof, placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized securities rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent shall not be quoting offered rates as mentioned in this sentence, the Commercial Paper Rate for such Commercial Paper Interest Determination Date will be the same as the commercial Paper Rate for the immediately preceding Interest Rate Reset Period (or, if there was no such Interest Rate Reset Period, the rate of interest payable on this Note shall be the Initial Interest Rate).
         "Money Market Yield" shall be the yield calculated in accordance with the following formula:

                  Money Market Yield =            D x 360      x   100
                                              --------------
                                               360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.
         Determination of Federal Funds Rate. If the Base Rate specified on the face hereof is the Federal Funds Rate, the Federal Funds Rate with respect to any Federal Funds Interest Determination Date shall be the rate on such date for Federal Funds as such rate shall be published in H.15(519) under the heading "Federal Funds (Effective)," or, if such rate shall not be published by 3:00 p.m., New York City, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, the Federal Funds Rate will be the rate on such Federal Funds Interest Determination Date, as such rate shall be published in Composite Quotations under the heading "Federal Funds/Effective Rate." If neither of such rates shall be published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, the Federal Funds Rate with respect to such Federal Funds Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction of not less than $1,000,000 in overnight Federal Funds at approximately 9:00 a.m., New York City time, on such Federal Funds Interest Determination Date arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent (after consultation with the Company); provided, however, that if the brokers selected as aforesaid by the Calculation Agent shall not be arranging transactions as mentioned in this sentence, the Federal Funds Rate for such Federal Funds Interest Determination Date will be the same as the Federal Funds Rate for the immediately preceding Interest Rate Reset Period (or, if there was no such Interest Rate Reset Period, the rate of interest payable on this Note shall be the Initial Interest Rate).
         Determination of LIBOR. If the Base Rate specified on the face hereof is LIBOR, LIBOR with respect to any LIBOR Interest Determination Date shall be determined as follows:

         (i) With respect to an Interest Determination Date relating to a LIBOR Note or any Floating Rate Note for which the interest rate is determined with reference to LIBOR (a "LIBOR Interest Determination Date"), LIBOR will be either: (a) if "LIBOR Reuters" is specified hereon, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in United States dollars having the Index Maturity designated hereon, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, that appear on the Designated LIBOR Page specified hereon, as of 11:00 A.M. London time, on such LIBOR Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified hereon or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified as the method for calculating LIBOR, the rate for deposits in United States dollars having the Index Maturity designated hereon, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date that appears on Telerate Page 3750 or any other page that may replace such page on the Dow Jones Telerate Service for purposes of displaying the London Interbank Offered Rates for deposits in United States dollars (or such other designated LIBOR Page specified hereon) as of 11:00 A.M., London time, on such LIBOR Interest Determination Date.
                  If fewer than two such offered rates appear, or if no such rate appears, as applicable, LIBOR in respect of the related LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.

         (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the applicable Designated LIBOR Page as specified in clause (i) above, the Calculation Agent shall request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent (after consultation with the Company), to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of the Index Maturity, specified on the face hereof, commencing on the second London Business Day next succeeding such LIBOR Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount that is not less than U.S. $1,000,000 and is representative of a single transaction in such market at such time. If at least two such quotations shall be provided, LIBOR with respect to such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations shall be provided, LIBOR with respect to such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted by three major banks in The City of New York selected by the Calculation Agent (after consultation with the Company) at approximately 11:00 a.m., New York City time, on such LIBOR Interest Determination Date for loans in United States dollars to leading European banks, for the period of the Index Maturity specified on the face hereof and in a principal amount that is not less than U.S. $1,000,000 and is representative of a single transaction in such market at such time; provided, however, that if the three banks selected as aforesaid by the Calculation Agent shall not be quoting as mentioned in this sentence, LIBOR for such LIBOR Interest Determination Date will be the same as LIBOR for the immediately preceding Interest Rate Reset Period (or, if there was no such Interest Rate Reset Period, the rate of interest payable on this Note shall be the Initial Interest Rate).

         Determination of Prime Rate. If the Base Rate specified on the face hereof is the Prime Rate, the Prime Rate with respect to any Prime Rate Interest Determination Date shall be the rate on such date as such rate shall be published in H.15(519) under the heading "Bank Prime Loan" or, if such rate shall not be published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Prime Rate Interest Determination Date, the Prime Rate will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen NYMF Page as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date as quoted on the Reuters Screen NYMF Page on such Prime Rate Interest Determination Date, or, if fewer than four such rates appear on the Reuters Screen NYMF Page for such Prime Rate Interest Determination Date, the Prime Rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Rate Interest Determination Date by at least two of the three major money center banks in The City of New York selected by the Calculation Agent (after consultation with the Company) from which quotations are requested. "Reuters Screen NYMF," as used herein, means the display designated as page "NYMF" on the Reuters Monitor Money Rate Service (or such other page as may replace the NYMF Page on that service for the purpose of displaying prime rates or base lending rates of major banks). If fewer than two quotations shall be provided, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean on the basis of the prime rates quoted in The City of New York on the Prime Rate Interest Determination Date by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, in each case having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent (after consultation with the Company) to quote such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid shall not be quoting as mentioned in this sentence, the Prime Rate for such Prime Rate Interest Determination Date will be the same as the Prime Rate for the immediately preceding Interest Rate Reset Period (or, if there was no such Interest Rate Reset Period, the rate of interest payable on this Note shall be the Initial Interest Rate).
         Determination of Treasury Rate. If the Base Rate specified on the face hereof is the Treasury Rate, the Treasury Rate with respect to any Treasury Rate Interest Determination Date shall be the rate on such date applicable to the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof, as such rate shall be published in H.15(519) under the heading "Treasury Bills on average (investment)," or, if such rate shall not be published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Treasury Rate Interest Determination Date, the Treasury Rate shall be the auction average rate on such Treasury Rate Interest Determination Date (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the Index Maturity specified on the face hereof shall not be published or announced as mentioned in the immediately preceding sentence by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Treasury Rate Interest Determination Date or if no such auction shall be held on such Treasury Rate Interest Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which may include one or both of the Placement Agents) selected by the Calculation Agent (after consultation with the Company) for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; provided, however, that if the dealers selected as aforesaid by the Calculation Agent shall not be quoting bid rates as mentioned in this sentence, the Treasury Rate for such Treasury Rate Interest Determination Date will be the same as the Treasury Rate for the immediately preceding Interest Rate Reset Period (or, if there was no such Interest Rate Reset Period, the rate of interest payable on this Note shall be the Initial Interest Rate).

         Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by the law of the State of New York, as the same may be modified by United States federal law of general application.
         At the request of the registered holder hereof, the Calculation Agent will provide to such holder the interest rate hereon then in effect, if determined.
         If an Event of Default with respect to Notes of this series shall have occurred and be continuing, then the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes of this series may declare the principal amount and the interest accrued thereon of all of the Notes of this series to be due and payable immediately.
         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series. Such amendment may be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of all Notes of any series issued under the Indenture at the time Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Notes of any series at the time Outstanding on behalf of the Holders of all Outstanding Notes of such series, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes of any series to waive on behalf of all of the Holders of Notes of such series certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Note and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereunder or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
         The Notes are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.
         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, places and rate, and in the currency, currency unit or composite currency herein prescribed.
         Unless otherwise provided on the face hereof, the Notes of this series will be issued only in denominations of $1,000 or any greater amount which is an integral multiple of $1,000.
         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Registrar, upon surrender of this Note for registration of transfer, at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
         If this Note is a Global Security and the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue Notes in certificated form in exchange for each Global Security. In addition, the Company may at any time and in its sole discretion determine not to have Notes represented by a Global Security and, in such event, will issue Notes in certificated form in exchange in whole for the Global Security corresponding to such certificated Notes. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in certificated form of Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Notes so issued in certificated form will be issued in denominations of $1,000 (or such other denomination as shall be specified by the Company) or any amount in excess thereof which is an integral multiple of $1,000 and will be issued in registered form only, without coupons.
         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company nor the Trustee nor any such agent shall be affected by notice to the contrary.
         All terms used in this Note which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.
         This Note shall be governed by and construed in accordance with the laws of the State of New York.


                      FOR VALUE RECEIVED, the undersigned
                hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

- -------------------------------

- -------------------------------------------------------------------------------
Please print or type name and address including zip code of assignee

- -------------------------------------------------------------------------------
the within Note of FLORIDA POWER CORPORATION and all rights thereunder and does hereby irrevocably constitute and appoint

- -------------------------------------------------------------------------------
Attorney to transfer the said Note on the books of the within named Company, with full power of substitution in the premises.

Dated________________________




SIGNATURE GUARANTEED


- -----------------------------             ------------------------------------
                                          NOTICE: The signature to this
                                          assignment must correspond with
                                          the name as it appears upon the
                                          face of the within Note in every
                                          particular, without alteration
                                          or enlargement or any change
                                          whatsoever.

i:\power.mtn\flotnote.fc

                                   EXHIBIT C

                          FLORIDA POWER CORPORATION

                          Medium-Term Notes, Series B

                                TERMS AGREEMENT



                                                                [DATE]

Florida Power Corporation
3201 34th Street South
St. Petersburg, Florida 33711


Ladies and Gentlemen:

          Subject to the terms and conditions set forth herein, the underwriters named below (each an "Underwriter") offer to purchase, severally and not jointly, the principal amount of Medium-Term Notes, Series B (the "Notes") of Florida Power Corporation (the "Company") set forth opposite their respective names at the Purchase Price listed below.

                                                          Principal Amount
                   Underwriter                                of Notes


                                                            $

                                                            --------------
                                      Total . . .           $


    The following terms shall apply to the Notes to be purchased hereunder:

                             [Complete as applicable]

                  Principal amount: $
                           (or principal amount of foreign currency)

                  Maturity date:

                  Interest rate:
                           If Fixed Rate Note, Interest Rate:

                  If Floating Rate Note:
                           Interest Rate Basis:
                                    Initial Interest Rate:
                                    Initial Interest Reset Date:
                                    Spread or Spread Multiplier, if any:
                                    Interest Rate Reset Month(s):
                                    Interest Payment Month(s):
                                    Index Maturity:
                                    Maximum Interest Rate, if any:
                                    Minimum Interest Rate, if any:
                                    Interest Rate Reset Period:
                                    Interest Payment Period:
                                    Interest Payment Date:
                                    Calculation Agent:


                  If redeemable:

                                    Initial redemption date:
                                    Initial redemption percentage:
                                    Annual redemption percentage reduction:

Price to public:  _____%

Purchase price:   _____%

Settlement date and time (original issue date):

Currency of Denomination:

Denominations (if currency is other than U.S. Dollar):

Currency of Payment:

Additional terms:


                  The Underwriters are hereby authorized by the Company to utilize a selling or dealer group in connection with the resale of the Notes.

           The following will (not) be required by the Underwriters:

                  Officers' certificate pursuant to Section 7(b) of the
                     Distribution Agreement
                  Legal opinions pursuant to Section 7(c) of the
                     Distribution Agreement
                  Comfort letter pursuant to Section 7(d) of the
                     Distribution Agreement
                  Stand-Off Agreement pursuant to Section 4(k) of
                     the Distribution Agreement

                  Consistent with the provisions of Section 4(k) of the Amended and Restated Distribution Agreement dated as of April 23, 1996 (the "Distribution Agreement") between the Company and the Agents named therein, which Agents include [name lead Underwriter under this Terms Agreement], the Company will not, from the date hereof until the Settlement Date listed above, without the prior consent of ____________, offer or sell, or enter into any agreement to sell, debt securities of the Company, other than the Notes and the other debt securities permitted to be sold pursuant to such Section 4(k). [If applicable].

                  The sale of the Notes to the Underwriters is being made pursuant to the terms of Section 3(b) of the Distribution Agreement. The provisions of the Distribution Agreement are hereby incorporated by reference herein and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.

       has advised the Company that it has been authorized by each of the other Underwriters to execute this Terms Agreement on their behalf.

                    The information set forth on Attachment A hereto constitutes information furnished in writing by or on behalf of the Underwriters pursuant to
Section 8(b) of the Distribution Agreement.

          Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                              [List Managing Underwriters]



                                              By:  (List lead underwriter)

                                              By: _________________________
                                              Name:
                                              Title:

Accepted and agreed:

FLORIDA POWER CORPORATION

By: ____________________
Name:
Title:

                                   EXHIBIT D

                            Administrative Procedures

                           FLORIDA POWER CORPORATION
                             Medium-Term Notes Due
                   Nine Months to 30 Years from Date of Issue

                           ADMINISTRATIVE PROCEDURES
                       FOR FIXED AND FLOATING RATE NOTES
                         (Dated as of April 23, 1996)


          Medium-Term Notes (the "Notes") in the aggregate principal amount of up to U.S. $300,000,000 are to be offered on a continuing basis by Florida Power Corporation, a Florida corporation (the "Company"), through J. P. Morgan Securities Inc., PaineWebber Incorporated and First Chicago Capital Markets, Inc. who, as agents (each, an "Agent" and, collectively, the "Agents"), have agreed to use their best efforts to solicit offers to purchase the Notes from the Company. The Agents may also purchase Notes as principal for resale, and the Company may also sell Notes directly on its own behalf.

          The Notes are being sold pursuant to a Distribution Agreement between the Company and the Agents, dated as of April 23, 1996 (the "Distribution Agreement"). The Notes will be issued pursuant to an Indenture dated as of August 15, 1992 (as heretofore and hereafter amended or supplemented, the "Indenture"), between the Company and The First National Bank of Chicago, as successor trustee (the "Trustee"). Two Registration Statements (Nos. 33-50908 and 333-_____) (together, the "Registration Statement", which term shall include any additional registration statements filed in connection with the Notes as provided in the recitals to the Distribution Agreement) with respect to the Notes has been filed with the Securities and Exchange Commission (the "SEC"). The most recent basic Prospectus included in the Registration Statement is herein referred to as the "Prospectus". The most recent supplement to the Prospectus with respect to the specific terms of the Notes is herein referred to as the "Pricing Supplement".

         The Notes will either be issued (a) in book-entry form and represented by one or more fully registered Notes without coupons (each, a "Book-Entry Note") delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC, or (b) in certificated form (each, a "Certificated Note") delivered to the investor or other purchaser thereof or a person designated by such investor or other purchaser. Owners of beneficial interests in Notes issued in book-entry form will be entitled to physical delivery of Notes in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Private Placement Memorandum.

         General procedures relating to the issuance of all Notes are set forth in Part I hereof. Additionally, Notes issued in book-entry form will be issued in accordance with the procedures set forth in Part II hereof and Notes issued in certificated form will be issued in accordance with the procedures set forth in Part III hereof. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Notes, as the case may be.

                         PART I:  PROCEDURES OF GENERAL
                                 APPLICABILITY

Date of Issuance/
Authentication:  Each Note will be dated as of the date of its authentication by the Trustee. Each Note shall also bear an original issue date (the "Original Issue Date"). The Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Maturities:      Each Note will mature on a date selected by the investor or other purchaser and agreed to by the Company nine months or more from its Original Issue Date.

Registration:    Unless otherwise provided in the applicable Pricing Supplement,
                 Notes will be issued only in fully registered form.

Denominations:   Unless otherwise provided in the applicable Pricing Supplement,
                 Notes will be issued in denominations of $1,000 or any integral multiple of $1,000 in excess thereof.

Interest Rate Bases
applicable to Floating
Rate Notes:      Unless otherwise provided in the applicable Pricing Supplement,
                 Floating Rate Notes (except for certain Original Issue Discount
                 Notes) will bear interest at a rate or rates determined by reference to the CD Rate ("CD Rate Notes"), the Commercial
                 Paper Rate ("Commercial Paper Rate Notes"), LIBOR ("LIBOR
                 Notes"), the Prime Rate ("Prime Rate Notes"), the Federal Funds
                 Rate ("Federal Funds Rate Notes"), the Treasury Rate ("Treasury
                 Rate Notes") or such other interest rate basis or formula as may be set forth in the applicable Pricing Supplement, or by reference to two or more such rates, as adjusted by the Spread and/or Spread Multiplier, if any applicable to such Floating
                 Rate Notes.

Redemption/
Repayment:       The Notes will be subject to repayment at the option of the
                 Holders thereof in accordance with the terms of the Notes, which will be fixed at the time of sale and set forth in the applicable Pricing Supplement. If no Optional Repayment Date is indicated with respect to a Note, such Note will not be repayable at the option of the Holder prior to its Stated
                 Maturity Date.

                 The Notes will be subject to redemption by the Company in accordance with the terms of the Notes, which will be fixed at the time of sale and set forth in the applicable Pricing Supplement. If no Redemption Date is indicated with respect to a Note, such Note will not be redeemable prior to its Stated Maturity Date.

Calculation of
Interest:       In case of Fixed Rate Notes, interest (including payments for partial periods) will be calculated and paid on the basis of a 360-day year of twelve 30-day months. The interest rate on each Floating Rate Note will be calculated by reference to the specified Base Rate or Rates in either case plus or minus the applicable Spread, if any, and/or multiplied by the applicable
                Spread Multiplier, if any.

                Unless otherwise provided in the applicable Pricing Supplement, interest on each Floating Rate Note will be calculated by multiplying its face amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated.

                Unless otherwise specified in the applicable Pricing Supplement, the interest factor for each such day is computed by dividing the interest rate applicable to such day by 360 in the case of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes or Prime Rate Notes or by the actual number of days in the year in the case of Treasury Rate Notes. Unless otherwise specified in an applicable Pricing Supplement, the interest factor for Notes for which the interest rate is calculated with reference to two or more Base Rates will be calculated in each period in the same manner as if only the lowest of the applicable Base Rates applied.

Interest:       General. Each Note will bear interest in accordance with its terms. Unless otherwise provided in an applicable Pricing
                Supplement, interest on each Note will accrue from the Original
                Issue Date of such Note for the first interest period and from the most recent Interest Payment Date to which interest has been paid for all subsequent interest periods. Each payment of interest will include interest accrued through the day preceding, as the case may be, the Interest Payment Date
                (provided that in the case of Floating Rate Notes which reset daily or weekly, unless otherwise specified on the applicable
                Note, interest payments will include interest accrued from and including the date of issue or from but excluding the last
                Record Date to which interest has been paid, as the case may be, through and including the Record Date next preceding the related
                Interest Payment Date), the Stated Maturity, any Redemption Date or any Optional Repayment Date (each Stated Maturity, Redemption
                Date or Optional Repayment Date is referred to herein as "Maturity"). Interest payable at Maturity will be payable to the Person to whom the principal of such Note is payable. If an Interest Payment Date with respect to any Fixed Rate Note falls on a day that is not a Business Day, the payment of interest required to be made on such Interest Payment Date need not be made on such day, but may be made on the next succeeding
                Business Day with the same force and effect as if made on such Interest Payment Date and no interest shall accrue on such payment for the period from and after such Interest Payment
                Date. If an Interest Payment Date (other than at Maturity) with respect to any Floating Rate Note would otherwise fall on a day that is not a Business Day, such Interest Payment Date will be the following day that is a Business Day, except that in the case of a LIBOR Note (or a Note for which LIBOR is an applicable
                Base Rate), if such day falls in the next succeeding calendar month, such Interest Payment Date will be the preceding day that is a Business Day. If the date of Maturity of a Note is not a Business Day, the payment of principal and interest due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity. For additional special provisions relating to Floating Rate Notes, see the Prospectus and the applicable
                Pricing Supplement.

                Record Dates. Unless otherwise indicated in an applicable Pricing Supplement, the Record Date with respect to any Interest Payment Date for a Note shall be the date 15 calendar days (whether or not a Business Day) preceding such Interest Payment Date.

                Interest Payment Dates. Interest payments will be made on each Interest Payment Date commencing with the first Interest Payment Date following the Original Issue Date; provided, however, the first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will occur on the Interest Payment Date following the next Record Date.

                Fixed Rate Notes. Unless otherwise provided in an applicable Fixed Rate Note and related Pricing Supplement, interest payments on Fixed Rate Notes will be made semiannually on February 1 and August 1 of each year and at Maturity.

                Floating Rate Notes. Interest payments on Floating Rate Notes will be made as specified in the Prospectus, except as otherwise specified in the applicable Floating Rate Note and Pricing Supplement.

Acceptance and
Rejection of Offers
from Solicitation
as Agents:      If agreed upon by any Agent and the Company, such Agent acting solely as agent for the Company and not as principal will solicit purchases of the Notes. Each Agent will communicate to the Company, orally or in writing, each reasonable offer to purchase Notes solicited by such Agent on an agency basis, other than those offers rejected by such Agent. Each Agent has the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes through it, as a whole or in part, and any such rejection is not deemed a breach of such Agent's agreement contained in the Distribution Agreement. The Company has the sole right to accept or reject any proposed purchase of the Notes, in whole or in part; any such rejection is not deemed a breach of the Company's agreement contained in the Distribution Agreement. Each Agent has agreed to make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company.

Preparation of Pricing
Supplement:     If any offer to purchase a Note is accepted by the Company, the
                Company, with the approval of the Agent presenting the offer
                (the "Offering Agent"), will promptly prepare a Pricing
                Supplement reflecting the terms of such Note and the plan of distribution thereof with the Commission in accordance with Rule
                424 under the Act. The Offering Agent will cause a Pricing
                Supplement and a Prospectus to be delivered to the purchaser of such Notes. Information to be included in the Pricing Supplement shall include:

                                    1.    the name of the Company;

                                    2.    the title of the securities,
                                          including series designation, if any;

                                    3.    the date of the Pricing Supplement
                                          and the date of the
                                          Prospectus to which the Pricing
                                          Supplement relates;

                                    4.    the name of the Offering Agent
                                         (as hereinafter defined);

                                    5.    whether such Notes are being sold
                                          to the Offering Agent as
                                          principal or to an investor
                                          or other purchaser through the
                                          Offering Agent acting as agent
                                          for the Company;

                                    6.    with respect to Notes sold to the
                                          Offering Agent as principal whether
                                          such Notes will be resold by the
                                          Offering Agent to investors and other
                                          purchasers (i) at a fixed offering
                                          price of a specified percentage of
                                          their principal amount, (ii) at
                                          varying prices related to prevailing
                                          market prices at the time of resale to
                                          be determined by the Offering Agent or
                                          (iii) at 100% of their principal
                                          amount;

                                    7.    with respect to Notes sold to an
                                          investor or other purchaser through
                                          the Offering Agent acting as agent for
                                          the Company, whether such Notes will
                                          be sold at (i) 100% of their principal
                                          amount or (ii) at a specified
                                          percentage of their principal amount;

                                    8.    the Offering Agent's commission or
                                          discount;

                                    9.    Net proceeds to the Company;

                                    10.   the Principal Amount, Original
                                          Issue Date, Stated Maturity,
                                          Redemption Date, if any, Initial
                                          Redemption Percentage, if
                                          any, Annual Redemption Percentage
                                          Reduction, if any, and
                                          Optional Repayment Date or
                                          Dates, if any, and, in the case of
                                          Fixed Rate Notes, the Interest
                                          Rate, the Interest Payment Date
                                          or Dates (if other than
                                          February 1 and August 1 of each year)
                                          and the Record Date or Dates (if
                                          other than January 15 and
                                          July 15 of each year), and,
                                          in the case of Floating Rate Notes,
                                          the Base Rate or Rates, the
                                          Index Maturity (if applicable), the
                                          Initial Interest Rate, the
                                          Maximum Interest Rate, if any, the
                                          Minimum Interest Rate, if any,
                                          the Interest Payment Date or
                                          Dates, the Record Date or Dates,
                                          the Interest Reset Date or
                                          Dates, the Spread and/or Spread
                                          Multiplier, if any, and the
                                          Calculation Agent;

                                    11.   the information with respect to the
                                          terms of the Notes set forth below
                                          (whether or not the applicable Note is
                                          a Book-Entry Note or a Certificated
                                          Note) under "Procedures for Notes
                                          Issued in Book-Entry Form - Settlement
                                          Procedures", items 1, 2, 6, 7 and 8;
                                          and

                                    12.   any other provisions of the Notes
                                          material to investors or other
                                          purchasers of the Notes not otherwise
                                          specified in the Prospectus or Pricing
                                          Supplement, including taxpayer
                                          identification numbers and DTC
                                          participant numbers.

                One copy of the Pricing Supplement will be sent by telecopy or overnight express (for delivery as soon as practicable following the trade, but in no event later than 11:00 a.m. New York City time on the Business Day following the applicable trade date) to the Offering Agent, the Agent's counsel and the Trustee at the following applicable address:

                [Name and address of agents.]

                If to the Agents' counsel, Jones, Day, Reavis & Pogue:
                   Jones, Day, Reavis & Pogue
                   Attention: Robert A. Yolles
                   77 West Wacker, Chicago, Illinois 60601-1692
                   Telephone: (312) 782-3939
                   Telecopier:  (312) 782-8585

                If to the Trustee, to:
                   The First National Bank of Chicago
                   Attention: Janice Rotunno,
                     Corporate Trust Administration
                   One North State Street, Suite 0126, 9th Floor
                   Chicago, Illinois 60602
                   Telephone: (312) 407-1682
                   Telecopier: (312) 407-1708

                In each instance that a Pricing Supplement is prepared, the Offering Agent will provide a copy of such Pricing Supplement to each investor or purchaser of the relevant Notes or its agent. Outdated Pricing Supplements, and the supplemented Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:     The receipt of immediately available funds by the Company in payment for a Note and the authentication and delivery of such Note shall, with respect to such Note, constitute "settlement".
                Offers accepted by the Company will be settled three Business
                Days, or at a time as the purchaser, the applicable Agent, the Trustee and the Company shall agree, pursuant to the timetable for settlement set forth in Parts II and III hereof under "Settlement Procedures" with respect to Book-Entry Notes and Certificated Notes, respectively (each such date fixed for settlement is hereinafter referred to as a "Settlement Date").
                If procedures A and B of the applicable Settlement Procedures with respect to a particular offer are not completed on or before the time set forth under the applicable "Settlement
                Procedures Timetable", such offer shall not be settled until the Business Day following the completion of settlement procedures A and B or such later date as the purchaser and the company shall agree.


Procedure for Changing
Rates or Other
Variable Terms: When a decision has been reached to change the interest rate or any other variable term on any Notes being sold by the Company, the Company will promptly advise the Agents and the Trustee by facsimile transmission and the Agents will forthwith suspend solicitation of offers to purchase such Notes. The Agents will telephone the Company with recommendations as to the changed interest rates or other variable terms. At such time as the Company advises the Agents and the Trustee by facsimile transmission of the new interest rates or other variable terms, the Agents may resume solicitation of offers to purchase such Notes. Until such time only "indications of interest" may be recorded. Immediately after acceptance by the Company of an offer to purchase Notes at a new interest rate or new variable term, the Company, the Offering Agent and the Trustee shall follow the procedures set forth under the applicable "Settlement Procedures".

Suspension of Solicitation;
Amendment or
Supplement:     The Company may instruct the Agents to suspend solicitation of offers to purchase Notes at any time. Upon receipt of such instructions, the Agents will forthwith suspend solicitation of offers purchase from the Company until such time as the Company has advised them that solicitation of offers to purchase may be resumed. If the Company decides to amend the Registration
                Statement (including incorporating any documents by reference therein) or supplement any of such documents (other than to establish or change interest rates, maturities, prices or other similar variable terms with respect to the Notes), it will promptly advise the Agents and will furnish the Agents and their counsel with copies of the proposed amendment or supplement
                (including any document proposed to be incorporated by reference therein). One copy of such document, along with a copy of any correspondence relating thereto sent to the Commission, will be delivered or mailed to the Agents, their counsel, the Trustee and the Trustee at the respective addresses set forth under the heading "Preparation of Pricing Supplement".

                In the event that at the time the solicitation of offers to purchase from the Company is suspended (other than to establish or change interest rates, maturities, prices or other similar variable terms with respect to the Notes) there shall be any offers to purchase Notes that have been accepted by the Company which have not been settled, the Company will promptly advise the Agents and the Trustee whether such offers may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such offers. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such offers may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus
and Applicable
Pricing
Supplement:     A copy of the most recent Prospectus and applicable Pricing
                Supplement must accompany or precede the earlier of (a) the written confirmation of a sale sent to an investor or other purchaser or its agent and (b) the delivery of Notes to an investor or other purchaser or its agent.

Authenticity of
Signatures:     The Agents will have no obligations or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Prospectus on any Note.

Documents Incorporated by
Reference:      The Company shall supply the Agents with an adequate supply of all documents incorporated by reference in the Registration
                Statement.

Business Day:   As used herein, "Business Day" means, unless otherwise specified in the applicable Pricing Supplement, any day that in The City of New York or the City of Chicago, is not a day on which banking institutions are authorized or required by law or regulation to close and, with respect to Notes as to which LIBOR is an applicable Interest Rate Basis, is also a London Business
                Day. As used herein, "London Business Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

                      PART II:  PROCEDURES FOR NOTES ISSUED
                                IN BOOK-ENTRY FORM

         In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company and the Trustee to DTC, dated April 23, 1996 and a Certificate Agreement, dated May 26, 1989, between the Trustee and DTC, as amended (the "Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same- Day Funds Settlement System ("SDFS").

Issuance:       All Fixed Rate Notes issued in book-entry form having the same
                Original Issue Date, Interest Rate, Default Rate, Interest
                Payment Dates, redemption and/or repayment terms, if any, and Stated Maturity (collectively, the "Fixed Rate Terms") will be represented initially by a single Book-Entry Note; and all Floating Rate Notes issued in book-entry form having the same
                Original Issue Date, formula for the calculation of interest
                (including the Base Rate, which may be the CD Rate, the Commercial Paper Rate, the Federal Funds Rate, LIBOR, the Prime
                Rate or the Treasury Rate or any other interest rate basis or formula set forth by the Company), Initial Interest Rate, Index
                Maturity, Spread and/or Spread Multiplier), if any, Minimum
                Interest Rate, if any, Maximum Interest Rate, if any, Default
                Rate, redemption and/or repayment terms, if any, Interest
                Payment Dates, Initial Interest Reset Date, Interest Reset Dates and Stated Maturity (collectively, "Floating Rate Terms") will be represented initially by a single Book-Entry Note.

                For other variable terms with respect to the Fixed Rate Notes and Floating Rate Notes, see the Prospectus and the applicable Pricing Supplement.


Identification: The Company has arranged with the CUSIP Service Bureau of
                Standard & Poor's Corporation (the "CUSIP Service Bureau") for the reservation of one series of CUSIP numbers, which series consists of approximately 900 CUSIP numbers which have been reserved for and relating to Book-Entry Notes and the Company has delivered to each of the Trustee and DTC such list of such CUSIP numbers. The Company will assign CUSIP numbers to Book-Entry Notes as described below under Settlement Procedure
                B. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Book-Entry Notes. The Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Book-Entry Notes, and, if it deems necessary, the Company will reserve and obtain additional CUSIP numbers for assignment to Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to the Trustee and DTC. Unless otherwise permitted by DTC, Book-Entry Notes having an aggregate principal amount in excess of $200,000,000 and otherwise required to be represented by the same Book-Entry Note will instead be represented by two or more Book-Entry Notes which shall all be assigned the same CUSIP number.

Registration:   Unless otherwise specified by DTC, each Book-Entry Note will be registered in the name of Cede & Co., as nominee for DTC, on the register maintained by the Trustee under the Indenture. The beneficial owner of a Note issued in book-entry form (i.e., an owner of a beneficial interest in a Book-Entry Note) (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note issued in book-entry form, the "Participants") to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with the instructions provided by such Participants, a credit balance with respect to such Note issued in book-entry form in the account of such Participants.
                The ownership interest of such beneficial owner in such Note issued in book-entry form will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:      Transfers of beneficial ownership interests in a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Book-Entry Note.

Exchanges:      The Trustee may deliver to DTC and the CUSIP Service Bureau at any time a written notice specifying (a) the CUSIP numbers of two or more Book-Entry Notes outstanding on such date that represent Book-Entry Notes having the same Fixed Rate Terms or Floating Rate Terms, as the case may be (other than Original
                Issue Dates), and for which interest has been paid to the same date; (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next
                Interest Payment Date for the related Notes issued in book-entry form, on which such Book-Entry Notes shall be exchanged for a single replacement Book-Entry Note; and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement
                Book-Entry Note. Upon receipt of such a notice, DTC will send to its Participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Book-Entry Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Book-
                Entry Notes for a single Book-Entry Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Book-Entry Notes will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. Notwithstanding the foregoing, unless otherwise permitted by DTC, if the Book-Entry
                Notes to be exchanged exceed $200,000,000 in aggregate principal amount, one replacement Book-Entry Note will be authenticated and issued to represent each $200,000,000 of principal amount of the exchanged Book-Entry Notes and an additional Book-Entry Note or Notes will be authenticated and issued to represent any remaining principal amount of such Book-Entry Notes (See
                "Denominations" below).

Denominations:  Unless otherwise provided in the Pricing Supplement, Notes issued in book-entry form will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof. Unless otherwise permitted by DTC, Book-Entry Notes will not be denominated in principal amounts in excess of $200,000,000. If one or more Notes are issued in book-entry form in excess of $200,000,000 and would, but for the preceding sentence, be represented by a single Book- Entry Note, then one Book-Entry Note will be issued to represent each $200,000,000 principal amount of such Note or Notes issued in book-entry form and an additional Book-Entry Note or Notes will be issued to represent any remaining principal amount of such Note or Notes issued in book-entry form. In such a case, each of the Book-Entry Notes representing such Note or Notes issued in book- entry form shall be assigned the same CUSIP number.

Payments of Principal
and Interest:   Payments of Interest Only.  Promptly after each Record Date, the
                Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Book-Entry Note on the following Interest Payment Date
                (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Book-Entry Note on such Interest Payment Date by reference to the daily bond reports published by Standard &
                Poor's Ratings Group. On or prior to such Interest Payment Date, the Company will pay to the Trustee in immediately available funds an amount sufficient to pay the interest then due and owing on such Book-Entry Notes, and upon receipt of such funds from the Company, the Trustee in turn will pay to DTC, such total amount of interest due (other than at Maturity), at the times and in the manner set forth below under "Manner of Payment".

                Notice of Interest Payments and Record Dates. Promptly after each Interest Determination Date or Calculation Date, as the case may be, for Floating Rate Notes issued in book-entry form, the Trustee will make available upon request to Moody's Investors Services, Inc. and Standard & Poor's Ratings Group the interest rates determined on such Interest Determination Date.

                Payments at Maturity. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, interest and premium, if any, to be paid on each Book-Entry Note maturing either at Stated Maturity, on a Redemption Date in, or for which an Option to Elect Repayment has been received with respect to, the following month. The Trustee, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to a Book-Entry Note on or about the fifth Business Day preceding the Maturity of such Book-Entry Note. At or prior to such Maturity, the Company will pay to the Trustee in immediately available funds an amount sufficient to make the required payments, and upon receipt of such funds the Trustee in turn will pay to DTC, the principal amount of such Book-Entry Note, together with premium, if any, and interest due at such Maturity, at the times and in the manner set forth below under "Manner of Payment". Promptly after payment to DTC of the principal, interest and premium, if any, due at the Maturity of such Book-Entry Note, the Trustee will cancel such Book-Entry Note and deliver it to the Company with an appropriate debit advice. On the first Business Day of each month, the Trustee will deliver to the Company a written statement indicating the total principal amount of outstanding Book-Entry Notes as of the close of business on the immediately preceding Business Day.

                Manner of Payment. The total amount of any principal, premium, if any, and interest due on Book-Entry Notes on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee in funds available for use by the Trustee no later than 1:00 p.m., New York City time, on such date. The Company will make such payment on such Book-Entry Notes to an account specified by the Trustee. Upon receipt of such funds, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by
                DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Book-Entry Note on such date. Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names such Notes are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any responsibility or liability for the payment by DTC of the principal of, premium, if any, or interest on, the Book-Entry Notes to such Participants.

                Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Settlement
Procedures:     Settlement Procedures with regard to each Note in book-entry form purchased by each Agent, as principal, or sold by an Agent, as agent of the Company, will be as follows:

                A. The Offering Agent will advise the Company by telephone, confirmed by facsimile, of the following Settlement
                     Information:

                     1. Principal amount of the Note.

                     2. Fixed Rate Notes:

                        a.  Interest Rate

                        b.  Interest Payment Dates

                        Floating Rate Notes:

                        a.  Base Rate or Rates

                        b.  Initial Interest Rate

                        c.  Spread and/or Spread Multiplier, if any

                        d.  Interest Reset Date or Dates

                        e.  Interest Reset Period

                        f.  Interest Payment Dates

                        g.  Record Dates

                        h.  Index Maturity, if any

                        i. Maximum and Minimum Interest Rates, if any

                        j.  Calculation Agent

                     3. Price to public, if any, of such
                        Note (or whether such Note is being
                        offered at varying prices relating
                        to prevailing market prices at time
                        of resale as determined by the
                        Offering Agent).

                     4. Trade Date.

                     5. Settlement Date (Original Issue Date).

                     6. Stated Maturity.

                     7. Redemption provisions, if any, including: Earliest
                        Redemption Date, Initial Redemption Percentage and Annual Redemption Reduction Percentage.

                     8. Optional Repayment Date(s).

                     9. Net proceeds to the Company.

                    10. The Offering Agent's commission or discount.

                    11. Whether such Note is being sold to
                        the Offering Agent as principal or
                        to an investor or other purchaser
                        through the Offering Agent acting as
                        agent for the Company.

                    12. Whether such Note is being issued with Original Issue
                        Discount and the terms thereof.

                    13. Such other information specified with respect to the
                        Notes (whether by Addendum or otherwise).

               B. The Company will assign a CUSIP number to the Book-Entry Note representing such Note and then advise the Trustee by facsimile transmission or other electronic transmission of the above settlement information received from the Offering Agent, such CUSIP number and the name of the Offering Agent. The Company will also advise the Offering Agent of the CUSIP Number assigned to such Note.

               C. The Trustee will communicate to DTC and the Offering Agent through DTC's Participant Terminal System, a pending deposit message specifying the following settlement information:

                    1. The information set forth in the Settlement Procedure A.

                    2. Identification numbers of the participant accounts
                       maintained by DTC on behalf of the Trustee and the Offering Agent.

                    3. Identification of the Book-Entry Note as a Fixed Rate
                       Book-Entry Note or Floating Rate Book-Entry Note.

                    4. Initial Interest Payment Date for such Note, number of
                       days by which such date succeeds the related record date for DTC purposes (or, in the case of Floating Rate Notes which reset daily or weekly, the date five calendar days preceding the Interest Payment Date) and, if then calculable, the amount of interest payable on such Interest Payment Date (which amount shall have been confirmed by the Trustee).

                    5. CUSIP number of the Book-Entry Note representing such
                       Note.

                    6. Whether such Book-Entry Note represents any other Notes issued or to be issued in book-entry form.

                       DTC will arrange for each pending deposit message described above to be transmitted to Standard & Poor's Corporation, which will use the information in the message to include certain terms of the related Book-Entry Note in the appropriate daily bond report published by Standard & Poor's Corporation.


               D. The Trustee will complete and authenticate the Book-Entry Note representing such Note.

               E. DTC will credit such Note to the participant account of the Trustee maintained by DTC.

               F. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Trustee's participant account and credit such Note to the participant account of the Offering Agent maintained by DTC and (ii) to debit the settlement account of the Offering Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less such Offering Agent's discount or underwriting commission, as applicable. Any entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (i) the Book-Entry Note representing such Note has been issued and authenticated and (ii) the Trustee is holding such Book-Entry Note pursuant to the Certificate Agreement.

               G. In the case of Notes sold through the Offering Agent, as Agent, the Offering Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Offering Agent's participant account and credit such Note to the participant account of the Participants maintained by DTC and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Offering Agent maintained by DTC in an amount equal to the initial public offering price of such Note.

               H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures F and G will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

               I. Upon receipt, the Trustee will pay the Company, by wire transfer of immediately available funds to the account of the Company at Chase Manhattan Bank, N.A., ABA #021000021, Account #9102750073, or to such other account specified by the Company to the Trustee from time to time, in the amount transferred to the Trustee in accordance with Settlement Procedure F.

               J. If the Note was sold through the Offering Agent, as agent, the Offering Agent will confirm the purchase of such Note to the investor or other purchaser either by transmitting to the Participant with respect to such Note a confirmation order through DTC's Participant Terminal System or by mailing a written confirmation to such investor or other purchaser.


Settlement Procedures
Timetable:      For offers to purchase Notes accepted by the Company, Settlement
                Procedures "A" through "J" set forth above shall be completed as soon as possible following the trade but not later than the respective times (New York City time) set forth below:

       SETTLEMENT
       PROCEDURE                                   TIME

           A                             11:00 a.m. on the trade date or within
                                         one hour following the trade
           B                             12:00 noon on the trade date or within
                                         one hour following the trade
           C                             No later than the close of business on
                                         the trade date
           D                             9:00 a.m. on Settlement Date
           E                             10:00 a.m. on Settlement Date
           F-G                           No later than 2:00 p.m. on Settlement
                                         Date
           H                             4:00 p.m. on Settlement Date
           I-J                           5:00 p.m. on Settlement Date

                Settlement Procedure H is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                If settlement of a Note issued in book-entry form is rescheduled or canceled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to
Settle: If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Note issued in book-entry form pursuant to the Settlement Procedure F, the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Book-Entry Note representing such Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Notes represented by a Book-Entry Note, the Trustee will mark such Book-Entry Note "canceled", make appropriate entries in its records and send certification of destruction of such canceled Book-Entry Note to the Company. The CUSIP number assigned to such Book-Entry Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If withdrawal messages are processed with respect to a portion of the Notes represented by a Book-Entry Note, the Trustee will exchange such Book-Entry Note for two Book-Entry Notes, one of which shall represent the Book-Entry Notes for which withdrawal messages are processed and issuance, and the other of which shall represent the other Notes previously represented by the surrendered Book-Entry Note and shall bear the CUSIP number of the surrendered Book- Entry Note.

                In the case of any Note sold through the Offering Agent, as agent, if the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial investor or other purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such investor or other purchaser), such Participants and, in turn, the related Offering Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures F and G, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Offering Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Offering Agent on an equitable basis for its reasonable loss of the use of funds during the period when the funds were credited to the account of the Company

                Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Note that was to have been represented by a Book-Entry Note also representing other Notes, the Trustee will provide, in accordance with Settlement Procedure D, for the authentication and issuance of a Book-Entry Note representing such remaining Notes and will make appropriate entries in its records.


                     PART III:  PROCEDURES FOR NOTES ISSUED
                                IN CERTIFICATED FORM

Denominations:  The Certificated Notes will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Payments of Principal
and Interest:   Upon presentment and delivery of the Certificated Note, the
                Trustee upon receipt of immediately available funds from the Company will pay the principal amount of each Certificated Note at Maturity and the final installment of interest in immediately available funds. All interest payments on a Certificated Note, other than interest due at Maturity, will be made at the Corporate Trust office of the Trustee or, at the option of the Company, may be made by check mailed to the address of the person entitled thereto as such address shall appear in the security Register; provided, however, that holders of $10,000,000 or more in aggregate principal amount of Certificated Notes having the same Interest Payment Dates may, at the option of the Company, be entitled to receive payments of interest, other than at Maturity, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to the applicable Interest
                Payment Date.

                The Trustee will provide monthly to the Company, a list of the principal, premium, if any, and interest in each currency to be paid on Certificated Notes maturing in the next succeeding month. The Trustee will be responsible for withholding taxes on interest paid as required by applicable law, but shall be relieved from any such responsibility if it acts in good faith and in reliance upon an opinion of counsel.

                Certificated Notes presented to the Trustee at Maturity for payment will be canceled by the Trustee. All canceled Certificated Notes held by the Trustee shall be destroyed, and the Trustee shall furnish to the Company a certificate with respect to such destruction.

Settlement
Procedures:     Settlement Procedures with regard to each Certificated Note purchased by any Agent, as principal, or through any Agent, as agent, shall be as follows:

                A. The Offering Agent will advise the Company by telephone of the following Settlement information with regard to each Note:

                       1. Exact name in which the Certificated Note(s) is to be registered (the "Registered Owner").

                       2. Exact address or addresses of the Registered Owner for delivery, notices and payments of principal, premium, if any, and interest.

                       3.  Taxpayer identification number of the Registered
                           Owner.

                       4.  Principal amount of the Certificated Note.

                       5.  Denomination of the Certificated Note.

                       6.  Fixed Rate Notes:

                           a.  Interest Rate

                           b.  Interest Payment Dates

                           Floating Rate Notes:

                           a.  Base Rate or Rates

                           b.  Initial Interest Rate

                           c.  Spread and/or Spread Multiplier if any

                           d.  Interest Reset Date or Dates

                           e.  Interest Reset Period

                           f.  Interest Payment Dates

                           g.  Record Dates

                           h.  Index Maturity, if any

                           i.  Maximum and Minimum Interest Rates, if any

                           j.  Calculation Agent

                       7. Price to public of such Certificated Note (or whether such Note is being offered at varying prices relating to prevailing market prices at time of resale as determined by the Offering Agent).

                       8.  Trade Date.

                       9.  Settlement Date (Original Issue Date).

                      10.  Stated Maturity.

                      11.  Net Proceeds to the Company.

                      12.  The Offering Agent's commission or discount.

                      13. Whether such Notes are being sold to the Offering Agent as principal or to an investor or other purchaser through the Offering Agent acting as agent for the Company.

                      14.  Redemption provisions, if any.

                      15.  Repayment provisions, if any.

                      16.  Default Rate, if any.

                      17. Whether such Note is being issued with original issue discount and the terms thereof.

                      18. Such other information specified with respect to the Notes (whether by Addendum or otherwise).

                 B. After receiving such settlement information from the Offering Agent, the Company will advise the Trustee of the above settlement information by facsimile transmission confirmed by telephone. The Company will cause the Trustee to issue, authenticate and deliver the Certificated Note.

                 C. The Trustee will complete the Certificated Note in the form approved by the Company, the Offering Agent and the Trustee, and will make three copies thereof (herein called "Stub 1", "Stub 2" and "Stub 3"):

                       1. Certificated Note with the Offering Agent's confirmation, if traded on a principal basis, or the Offering Agent's customer confirmation, if traded on an agency basis.
                       2.  Stub 1 for Trustee.
                       3.  Stub 2 for Offering Agent.
                       4.  Stub 3 for the Company.

                 D. With respect to each trade, the Trustee will deliver the Certificated Note and Stub 2 thereof to the Offering Agent at the following applicable address:


                               [Name and address of agents.]

                       The Trustee will keep Stub 1. The Offering Agent will acknowledge receipt of the Certificated Note through a broker's receipt and will keep Stub 2. Delivery of the Certificated Note will be made only against such acknowledgment of receipt. Upon determination that the Certificated Note has been authorized, delivered and completed as aforementioned, Offering Agent will wire the net proceeds of the Certificated Note after deduction of its applicable commission to the Company pursuant to the standard wire instructions given by the Company.

                 E. In the case of a Certificated Note sold through the Offering Agent, as agent, the Offering Agent will deliver such Certificated Note (with the confirmation), as well as a copy of the Prospectus and any applicable Pricing Supplement or Supplements received from the Trustee to the purchaser against payment in immediately available funds.

                 F.    The Trustee will send Stub 3 to the Company.

Settlement Procedures
Timetable:       For offers to purchase Certified Notes accepted by the Company,
                 Settlement Procedures "A" through "F" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

          SETTLEMENT
          PROCEDURE                          TIME
              A                 11:00 a.m. on the trade date or within one
                                hour following the trade
              B                 12:00 noon on the trade date or within one
                                hour following the trade
              C-D               2:15 p.m. on Settlement Date
              E                 3:00 p.m. on Settlement Date
              F                 5:00 p.m. on Settlement Date

Failure to
Settle: In the case of Notes sold through the Offering Agent, as agent, if an investor or other purchaser of a Certificated Note from the Company shall either fail to accept delivery of or make payment for such Certificated Note on the date fixed for settlement, the Offering Agent will forthwith notify the Trustee and the Company by telephone, confirmed in writing, and return such Certificated Note to the Trustee.

                 The Trustee, upon receipt of such Certificated Note from the Offering Agent, will immediately advise the Company and the Company will promptly arrange to credit the account of the Offering Agent in an amount of immediately available funds equal to the amount previously paid to the Company by such Offering Agent in settlement for such Certificated Note. Such credits will be made on the Settlement Date if possible, and in any event not later than the Business Day following the Settlement Date; provided that the Company has received notice on the same day. If such failure shall have occurred for any reason other than failure by such Offering Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Offering Agent on an equitable basis for its reasonable loss of the use of funds during the period when the funds were credited to the account of the Company. Immediately upon receipt of such Certificated Note in respect of which the failure occurred, the Trustee will cancel and destroy such Certificated Note, make appropriate entries in its records to reflect the fact that the Note was never issued, and accordingly notify in writing the Company.

P:Power.MTN\AdminPro.96


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